UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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Omega Protein Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2014

To Our Stockholders:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Omega Protein Corporation (the “Company”), to be held on Thursday, June 19, 2014 at 8:00 a.m., local time, at The Grand Del Mar, 5300 Grand Del Mar Court, San Diego, California 92130. A notice of the Annual Meeting, Proxy Statement and proxy card are enclosed with this letter.

At the Annual Meeting, we will vote on certain matters being submitted to the stockholders, report on the progress of the Company, comment on matters of interest and respond to your questions. A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2013 accompanies this mailing.

Stockholders can vote their shares by proxy by telephone, the Internet or the enclosed proxy card, or by attending the Annual Meeting in person.

It is important that your shares be represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we hope that you will read the enclosed Proxy Statement and the voting instructions on the enclosed proxy card and then vote by completing, signing, dating and mailing the proxy card in the enclosed, postage pre-paid envelope. You may vote your shares in person if you attend the Annual Meeting, thereby canceling any proxy previously given, or vote by telephone or by the Internet. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

We appreciate your continued interest in the Company.

Sincerely,

Gary R. Goodwin
Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 19, 2014

TO THE STOCKHOLDERS OF OMEGA PROTEIN CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Omega Protein Corporation (the “Company”) will be held at The Grand Del Mar, 5300 Grand Del Mar Court, San Diego, California 92130 on Thursday, June 19, 2014 at 8:00 a.m., local time, for the following purposes:

1.	To elect two Class I directors for a term of three years and until their successors are duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2014;

3.	To hold an advisory vote on executive compensation; and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The Board of Directors recommends that you vote FOR all of the nominees for Class I director and FOR each of proposals 2 and 3 above.

The Board of Directors has fixed the close of business on April 24, 2014 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. If you are a stockholder of record, you may vote over the Internet, by telephone or by completing and mailing the enclosed proxy card in the envelope provided. If your shares are held in “street name,” that is, held for your account by a broker, bank or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

You are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors, JOHN D. HELD Executive Vice President, General Counsel and Secretary

Houston, Texas

April 30, 2014

OMEGA PROTEIN CORPORATION

2105 CityWest Blvd.

Suite 500

Houston, Texas 77042

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

JUNE 19, 2014

General Information

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors of Omega Protein Corporation (“Omega” or the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at The Grand Del Mar, 5300 Grand Del Mar Court, San Diego, California 92130 on Thursday, June 19, 2014 at 8:00 a.m., local time, and at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting is being held for the purposes set forth in this Proxy Statement. This Proxy Statement and the enclosed form of proxy (the “Proxy Card”) are first being mailed to stockholders on or about April 30, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 19, 2014.

We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Notice of Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders for the fiscal year ended December 31, 2013, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report to Stockholders for the Company’s fiscal year ended December 31, 2013 are available at http://www.astproxyportal.com/ast/03646/. In accordance with rules of the Securities and Exchange Commission (the “SEC”), the materials on this website are searchable, readable and printable and the website does not have “cookies” or other tracking devices which identify visitors.

Voting Procedures

If you are a record holder, meaning your shares are registered in your own name, you may vote:

(1)

Over the Internet: Go to the website of our tabulator, American Stock Transfer & Trust Company, at www.voteproxy.com. Use the vote control number printed on your enclosed proxy card to access your account and vote your shares. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

(2)

By Telephone: Call 1-800-Proxies (1-800-776-9437) toll free from the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone, and follow the instructions on your enclosed proxy card. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

(3)

By Mail: Complete and sign your enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign and return your proxy card but do not specify how you want your shares voted, they will be voted as recommended by the Board.

(4)

In Person at the Annual Meeting: If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by a broker, bank or other nominee, you may vote:

(1)

Over the Internet: You will receive instructions from your broker, bank or other nominee stating if they permit Internet voting and, if they do, explaining how to do so. You should follow those instructions.

(2)

By Telephone: You will receive instructions from your broker, bank or other nominee stating if they permit telephone voting and, if they do, explaining how to do so. You should follow those instructions.

(3)	By Mail: You will receive from your broker, bank or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(4)

In Person at the Annual Meeting: You must contact your broker, bank or other nominee who holds your shares to obtain a brokers’ proxy card and bring it with you to the Annual Meeting. You will not be able to vote in person at the meeting unless you have a proxy from your broker, bank or other nominee issued in your name giving you the right to vote your shares.

Proxy Card

The shares represented by any Proxy Card which is properly executed and received by the Company prior to or at the Annual Meeting (each, a “Conforming Proxy”) will be voted in accordance with the specifications made thereon. Conforming Proxies that are properly signed and returned but on which no specifications have been made by the stockholder will be voted in favor of the proposals described in the Proxy Statement. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those described in the Proxy Statement. However, if any other matters are properly brought before the Annual Meeting, the persons named in the Proxy Card will vote the shares represented by each Conforming Proxy on those matters as instructed by the Board of Directors, or in the absence of express instructions from the Board of Directors, in accordance with their own best judgment. A stockholder who has executed and delivered a Conforming Proxy may revoke that Conforming Proxy at any time before it is voted by (i) executing a new proxy with a later date and delivering the new proxy to the Company Secretary, (ii) voting in person at the Annual Meeting, or (iii) giving written notice of revocation to the Company Secretary prior to the Annual Meeting. A stockholder who has voted over the Internet or by telephone may change his or her vote by voting again over the Internet or by telephone as instructed above. Only the stockholder’s latest Internet or telephone vote will be counted.

Proof of Ownership Required for Attending the Annual Meeting in Person

You are entitled to attend the Annual Meeting only if you are a stockholder as of the close of business on April 24, 2014, the record date set by the Board of Directors (“Record Date”), or hold a valid proxy for the Annual Meeting. If you are a named stockholder or a beneficial owner of Common Stock that is held of record by a broker, bank or other nominee, you will need to provide valid identification and proof of ownership to be admitted to the Annual Meeting. This proof can be:

●	a brokerage statement or letter from a broker, bank or other nominee indicating ownership on April 24, 2014,

●	a proxy card, or

●	a legal proxy provided by your broker, bank or other nominee.

Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of proof of ownership. Stockholders and proxy holders must also present a form of photo identification such as a driver’s license. We will be unable to admit anyone who does not present identification or refuses to comply with our security procedures. No cameras, recording equipment, electronic devices, large bags or packages will be permitted at the Annual Meeting.

Quorum and Other Matters

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), is necessary to constitute a quorum. Shares of Common Stock represented by Conforming Proxies will be counted as present at the Annual Meeting for purposes of determining a quorum without regard as to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock represented by Conforming Proxies that are voted on at least one matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner’s discretion has been withheld (a “broker non-vote”) for voting on some or all other matters.

Proposal No. 1, the two directors to be elected, will require approval of a plurality of the votes cast. Directors will be elected by a favorable vote of the plurality of shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. You may either vote “FOR” or “WITHHOLD” authority to vote for the Company’s director nominees. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee.

All other matters to come before the Annual Meeting, including Proposals No. 2 and 3, will require the approval of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals to be presented at the Annual Meeting. If you abstain from voting on these proposals, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting. An abstention will have the same practical effect as a vote against the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 2) and the advisory proposal on executive compensation (Proposal No. 3).

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether a proposal has been approved. Broker non-votes occur when brokers, banks and other nominees do not receive voting instructions from their customers and the broker, bank or other nominee does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, your broker, bank or other nominee may have authority to vote your shares on certain routine matters but not on non-routine matters. Routine matters do not include the election of directors or the advisory proposal on executive compensation. If your shares are held by a broker, your broker cannot vote your shares for the election of directors or the advisory proposal on executive compensation unless you provide voting instructions. Therefore, please instruct your broker how to vote your shares on these matters promptly. Broker non-votes will not be counted for purposes of the election of directors and will have no effect on the outcome of the vote for the advisory proposal on executive compensation.

Solicitation of Proxies

This solicitation of proxies is being made by the Board of Directors of the Company and all expenses of this solicitation will be borne by the Company. Directors, officers and employees may solicit proxies on behalf of the Board of Directors, without additional compensation, personally or by telephone. The Company has retained Georgeson, Inc. to solicit proxies. Under our agreement with Georgeson, Inc., Georgeson, Inc. will receive a fee of $6,250 plus the reimbursement of reasonable expenses. The Company also expects to reimburse brokerage houses, banks and other fiduciaries for reasonable expenses incurred when forwarding proxy materials to beneficial owners.

VOTING SECURITIES AND SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The outstanding voting securities of the Company consist entirely of shares of Common Stock. Each share of Common Stock entitles its owner to one vote upon each matter to come before the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. At the close of business on the Record Date, the Company had outstanding 20,902,111 shares of Common Stock.

Security Ownership of Certain Beneficial Owners

To the Company’s knowledge, the following persons are the only persons who are beneficial owners of more than five percent of the Common Stock based on the number of shares outstanding on December 31, 2013 (20,804,189 shares):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Dimensional Fund Advisors, LP(1)	1,617,514	7.8%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746

Blackrock, Inc.(2)	1,575,637	7.6%
40 East 52nd Street
New York, New York 10022

Franklin Resources, Inc.(3)	1,345,500	6.5%
One Franklin Parkway
San Mateo, California 94403

LSV Asset Management(4)	1,116,943	5.4%
155 N. Wacker Drive, Suite 4600
Chicago, Illinois 60606

(1)	Based on a Schedule 13G/A filed on February 10, 2014 with the SEC by Dimensional Fund Advisors LP showing sole voting power over 1,567,692 shares and sole dispositive power over 1,617,514 shares.

(2)	Based on a Schedule 13G/A filed on January 30, 2014 with the SEC by Blackrock, Inc. showing sole voting power over 1,535,275 shares and sole dispositive power over 1,575,637 shares.

(3)	Based on a Schedule 13G/A filed on February 13, 2014 with the SEC by Franklin Resources, Inc. showing sole voting power over 1,345,000 shares and sole dispositive power over 1,345,000 shares.

(4)	Based on a Schedule 13G filed on February 10, 2014 with the SEC by LSV Asset Management showing sole voting power over 470,000 shares and sole dispositive power over 1,116,943 shares.

Security Ownership of Directors and Executive Officers

The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of March 1, 2014 by each of the Company’s directors and executive officers, including each of the Named Executive Officers set forth in the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise noted, each of the named persons and members of the group has sole voting and investment power with respect to the shares of Common Stock shown.

Name of Beneficial Owner	Shares of the Company’s Common Stock(1)	Percentage of the Company’s Common Stock(2)
EXECUTIVE OFFICERS:
John D. Held	471,083	2.2%
Bret D. Scholtes	442,027	2.1%
Dr. Mark E. Griffin	302,917	1.4%
Gregory P. Toups	103,712	*
Andrew C. Johannesen	101,246	*
Matthew W. Phillips	58,567	*
Terry M. Olson	36,196	*
Montgomery C. Deihl	19,791	*
DIRECTORS:
Dr. William E. M. Lands(3)	117,861	*
Dr. Gary L. Allee	65,737	*
Paul M. Kearns	45,506	*
David A. Owen	41,722	*
David W. Wehlmann	30,265	*
Gary R. Goodwin	23,965	*
All directors and executive officers as a group, including those persons named above (14 total)	1,860,595	8.4%

*	Represents ownership of less than 1.0%.

(1)

Includes 399,500; 300,000; 218,334; 73,334; 0; 0; 0; 4,000; 90,000; 40,000; 40,000; 28,929; 24,200; 20,000 and 1,238,297 shares of Common Stock subject to stock options exercisable on March 1, 2014 or within 60 days thereafter held by, respectively, Messrs. Held, Scholtes, Griffin, Toups, Johannesen, Phillips, Olson, Deihl, Lands, Allee, Kearns, Owen, Wehlmann, Goodwin and all directors and executive officers as a group. None of the directly owned shares of Common Stock or stock options are pledged as collateral. Some of the directly owned shares of Common Stock held by directors or executive officers are held pursuant to the Company’s Stock Retention Guidelines. See “Proposal 1 Election of Directors — Stock Retention Guidelines.”

(2)

For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any security which such person has the right to acquire within 60 days after March 1, 2014 is deemed to be outstanding for that person, but is not deemed to be outstanding in computing the percentage ownership of any other person.

(3)	Includes 2,000 shares of Common Stock owned by a trust established for the benefit of Dr. Lands’ grandchildren. Dr. Lands disclaims beneficial ownership of such shares.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation divide the Board of Directors into three classes designated as Class I, Class II and Class III. Each class of directors is elected to serve a three-year term. The Board presently consists of seven directors, three in Class I, two in Class II and two in Class III, whose terms expire at the 2014, 2015 and 2016 Annual Meetings, respectively, or as soon thereafter as their successors are duly elected and qualified.

The current Class I directors are Dr. William E.M. Lands, Dr. Gary L. Allee and David A. Owen and their terms expire at the Annual Meeting, or as soon thereafter as their successors are duly elected and qualified. Each of Dr. Allee and Mr. Owen has been nominated by the Board of Directors pursuant to the recommendation of the Corporate Governance and Nominating Committee to be elected by the holders of the Common Stock to serve a three-year term as a Class I director. Dr. Lands has not been renominated as a director and his term will expire at the Annual Meeting. The Board has determined that each of Dr. Allee and Mr. Owen is independent under the rules of the New York Stock Exchange (“NYSE”) and the definition of “independent director” as established by the Board.

Our Board of Directors includes seven members who we believe are well-qualified to serve on the Board and represent our stockholders’ best interests. The basic responsibility of a Company director is to exercise his or her business judgment prudently and act in a manner that he or she believes in good faith to be in the best interests of the Company and its stockholders.

The Corporate Governance and Nominating Committee and the Board consider individuals who have records for leadership and success in their areas of activity and who will make meaningful contributions to the Board. Nominees for director are selected on the basis of Board experience, character, integrity, ability to make independent analytical inquiries, business background, as well as an understanding of the Company’s business environment.

We believe that each of the director nominees and our other directors bring these qualifications in a positive manner to our Board of Directors. Moreover, our members provide our Board with a diverse complement of specific business skills, experience and perspectives. In addition to the general qualifications described above and the information included in each director’s biographical summary, the following table describes some of the key qualifications, business skills, experience and perspectives that each of our directors brings to our Board:

Director	Additional Qualifications
Bret D. Scholtes	Expertise in the Company’s business and industry.

Paul M. Kearns	Expertise in insurance markets and risk management.

Gary R. Goodwin	Expertise in energy markets.

Dr. Gary L. Allee	Expertise in swine nutrition research and production and other animal feed markets.

Dr. William E.M. Lands	Expertise in nutrition, metabolism and health related to omega-3 and omega-6 fatty acids.

David A. Owen	Expertise in law and complex commercial litigation.

David W. Wehlmann	Financial accounting expertise; Audit Committee financial expert; expertise in oil and gas industry.

The Company’s Articles of Incorporation provide that no more than a minority of the number of directors necessary to constitute a quorum of the Board of Directors may be non-U.S. citizens. Each of the Company’s directors is a citizen of the United States except for Paul M. Kearns, who is a Class III director and citizen of the United Kingdom.

Conforming Proxies representing shares of Common Stock held on the Record Date that are returned will be voted, unless otherwise specified, in favor of the nominees for the Class III directors named below. The nominees have consented to be named in this Proxy Statement and to serve if elected, but should either nominee be unavailable to serve (which event is not anticipated) the persons named in the Proxy Card intend to vote for such substitute nominee or nominees as the Corporate Governance and Nominating Committee may recommend and that the Board of Directors may nominate.

Class I Nominees — Current Term Expires at the 2014 Annual Meeting

DR. GARY L. ALLEE, age 69, has been a director of the Company since May 1998. For more than twenty years, Dr. Allee has been Professor of Swine Nutrition at the University of Missouri, a position from which he retired in 2010. Dr. Allee has also served as President and as a member of the Board of Directors of the Midwest Section of the American Society of Animal Science. Dr. Allee has B.S. and M.S. degrees in Animal Husbandry and Swine Nutrition from the University of Missouri and a Ph.D. in Nutritional Sciences from the University of Illinois.

DAVID A. OWEN, age 55, has been a director of the Company since February 2010. Mr. Owen has been a partner in the law firm of Bingham Greenebaum Doll LLP and its predecessor entity, Greenebaum Doll & McDonald PLLC, for more than the last five years, where he has served in firm management as Deputy Chairman, a member of the Compensation Committee and various other management positions. He represents businesses in a variety of complex commercial litigation matters. Mr. Owen's litigation practice includes environmental, agribusiness, anti-trust, securities and environmental enforcement matters. Mr. Owen received his B.S. in Chemical Engineering from Clemson University and his J.D. from Northern Kentucky University, Salmon P. Chase College of Law.

Vote Required. Each nominee shall be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF DR. ALLEE AND MR. OWEN AS A CLASS I DIRECTOR.

Continuing Directors

Biographical and other information with respect to all members of the Board of Directors whose current terms will continue after the Annual Meeting is set forth below:

Class II Directors — Current Term Expires at the 2015 Annual Meeting

GARY R. GOODWIN, age 66, has been a director of the Company since November 2006 and Chairman of the Board since February 2013. Mr. Goodwin served as a Principal and Vice President — Crude Oil Marketing of Texon, L.P., a privately held crude oil marketing company from 1996 until his retirement in March 2010. Mr. Goodwin currently manages his personal investments.

DAVID W. WEHLMANN, age 55, has been a director of the Company since April 2012. Mr. Wehlmann is currently a private investor. Mr. Wehlmann served as Executive Vice President, Investor Relations of Precision Drilling Corporation, a publicly traded oilfield services company, until March 2012. He assumed this position in December 2008 upon the acquisition of Grey Wolf, Inc. by Precision Drilling Corporation. Mr. Wehlmann previously served as Executive Vice President, Chief Financial Officer and Secretary of Grey Wolf, Inc., a publicly traded oilfield services company, from March 2003. He was Senior Vice President, Chief Financial Officer and Secretary of Grey Wolf, Inc. from February 1998 to March 2003. He joined Grey Wolf in July 1996 and served as Vice President and Controller. Mr. Wehlmann has served as a director of Xtreme Drilling and Coil Services Corp., a publicly traded Canadian-based land rig drilling contractor, since May 2013. Mr. Wehlmann previously served as a director of Cano Petroleum, Inc., a publicly traded oil and gas exploration and production company, from December 2007 until September 2010. Mr. Wehlmann is a Certified Public Accountant.

Class III Directors—Current Term Expires at the 2016 Annual Meeting

PAUL M. KEARNS, age 50, has been a director of the Company since June 2001. Since August 2013, Mr. Kearns has served as Managing Director — Marine at Price Forbes Ltd., a London-based insurance brokerage firm which is the successor to Prentis, Donegan & Partners, Ltd., an insurance brokerage firm which Mr. Kearns co-founded in 1993. Prior to August 2013, Mr. Kearns served as Director — Marine at Price Forbes Ltd. Mr. Kearns has more than 25 years of experience in the global risk management and insurance industries. Mr. Kearns is a citizen of the United Kingdom.

BRET D. SCHOLTES, age 44, has served as the Company’s President and Chief Executive Officer since January 1, 2012 and as a director of the Company since February 28, 2013. Prior thereto, Mr. Scholtes served as the Company’s Senior Vice President — Corporate Development from April 2010 to December 2010 and as the Company’s Executive Vice President and Chief Financial Officer from January 2011 to December 2011. From 2006 to April 2010, Mr. Scholtes served as a Vice President at GE Energy Financial Services, a global energy investment firm. Prior to that, Mr. Scholtes held positions with two publicly traded energy companies. Mr. Scholtes also has five years of public accounting experience.

Board of Directors and Board Committees

The Company’s Board of Directors has seven directors and has established the Audit, Compensation and Corporate Governance and Nominating Committees as its standing committees. The Board of Directors does not have an executive committee or any committees performing a similar function. The Board of Directors abolished the Board’s Scientific Committee in June 2013.

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level, with a view to enhancing stockholder value over the long-term. The Corporate Governance Guidelines also contain the Board’s definitions for determining director independence. The Corporate Governance Guidelines are posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of the Corporate Governance Guidelines to any stockholder upon request.

During 2013, the Board of Directors met nine times and acted two times by unanimous written consent, the Audit Committee met four times, the Compensation Committee met four times and acted two times by unanimous written consent, the Scientific Committee met one time, and the Corporate Governance and Nominating Committee met three times. Each incumbent director, during the period for which he was a director in 2013, attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which such director served.

Audit Committee. The Audit Committee consists of Mr. Wehlmann (Chairman), Mr. Goodwin and Dr. Allee, each of whom the Board of Directors has determined to be “independent” under the definition set forth in the NYSE listing standards, under the standards set for audit committee members by the Exchange Act, and under the definition of independent director established by the Board. The Board of Directors has also determined that Mr. Wehlmann is an audit committee financial expert as that term is used in applicable SEC regulations.

The Audit Committee reviews the adequacy of the Company’s internal control systems and financial reporting procedures, reviews the general scope of the annual audit and reviews and monitors the performance of non-audit services by the Company’s independent registered public accounting firm. The Audit Committee meets with the Company’s independent registered public accounting firm and with appropriate financial personnel of the Company regarding these matters. The Audit Committee also appoints the Company’s independent registered public accounting firm. The independent registered public accounting firm may meet alone with the Audit Committee and has unrestricted access to the Audit Committee. The Audit Committee operates under a written charter which is posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of this charter to any stockholder upon request.

Compensation Committee. The Compensation Committee consists of Dr. Allee (Chairman), Mr. Goodwin, and Mr. Wehlmann, each of whom the Board of Directors has determined to be independent under the definition set forth in the NYSE listing standards and under the definition of independent director established by the Board. (Prior to April 1, 2014, the Compensation Committee consisted of Mr. Kearns (Chairman), Mr. Goodwin, Dr. Allee and Mr. Wehlmann.) The Compensation Committee determines the compensation (both salary and performance incentive compensation) to be paid to the Chief Executive Officer and certain other officers of the Company, and makes grants of long-term incentive awards. The Compensation Committee operates under a written charter which is posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of this charter to any stockholder upon request.

We believe our compensation program for employees and executives is not likely to have a material adverse effect on the Company because we believe our combination of base salary, bonus and long-term equity incentives is balanced and serves to motivate our employees to accomplish our Company objectives while avoiding unreasonable risk-taking.

For a description of the Company’s processes and procedures for considering and determining executive and director compensation and the role of any compensation consultants in executive and director compensation, see “Compensation Discussion and Analysis for the Year Ended December 31, 2013”.

Scientific Committee. The Board abolished this Committee in June 2013. Prior to that time, the Scientific Committee consisted of Dr. Jonathan Shepherd (Chairman) (a director who did not stand for re-election at the 2013 Annual Meeting of Stockholders), Dr. Lands and Dr. Allee,

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Mr. Owen (Chairman), Dr. Lands and Dr. Allee, each of whom the Board of Directors has determined to be “independent” under the definition set forth in the NYSE listing standards and under the definition of independent director established by the Board. (Prior to April 1, 2014, the Corporate Governance and Nominating Committee consisted of Mr. Owen (Chairman), Mr. Kearns, Dr. Lands and Dr. Allee). Dr. Lands has not been nominated as a director and will not serve on the Corporate Governance and Nominating Committee after the date of the Annual Meeting. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis on corporate governance matters, periodically reviews and assesses the effectiveness of the Board’s Corporate Governance Guidelines and recommends proposed revisions to the Corporate Governance Guidelines to the Board. The Committee also identifies individuals qualified to become members of the Board, recommends to the Board director nominees for Board seats and committee seats, and monitors and evaluates the orientation and training needs of directors. The Corporate Governance and Nominating Committee operates under a written charter which is posted on the Company’s website at www.omegaprotein.com. The Company will also provide a copy of this charter to any stockholder upon request.

Other than the provisions contained in the Company’s Bylaws set forth below, the Corporate Governance and Nominating Committee has not established formal procedures to be followed by stockholders submitting recommendations for candidates for the Board, nor has it established a formal process for identifying candidates for directors. The Corporate Governance and Nominating Committee considers individuals who have distinguished records for leadership and success in their area of activity and who will make meaningful contributions to the Board. The Corporate Governance and Nominating Committee recommends to the Board nominees for director on the basis of broad experience, character, integrity, ability to make independent analytical inquiries, as well as their understanding of the Company’s business environment. The Company has not paid fees to any third party to identify, evaluate or assist any director candidates.

Although not part of any formal policy, our goal with regard to diversity is to have a balanced and diverse Board, with members whose skills, backgrounds and experiences are complementary and, together cover the broad spectrum of areas that impact our business. Our directors bring a broad range of leadership experience to the boardroom that is useful to our Company. We believe all Board members are well-engaged in their responsibilities, and all Board members express their views and are open to the opinions expressed by other directors.

The Board believes that it should generally have no fewer than five and no more than nine directors. This range permits diversity of experience without hindering effective discussions or diminishing individual accountability. The Board believes that stockholders will benefit from the continuity, experience and stability that comes with longevity of service on the Board. As such, the Board does not limit the terms of its directors or require retirement at a specific age.

The Company’s Bylaws provide that nominations for the election of directors may be made upon timely notice given by a stockholder. A timely notice must be made in writing, and physically received by the Secretary of the Company, not later than the close of business on the 60th calendar day, nor earlier than the close of business on the 90th calendar day, before the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the upcoming annual meeting is more than 30 calendar days before, or more than 60 calendar days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th calendar day before such annual meeting and not later than the close of business on the later of the 60th calendar day before such annual meeting or the 10th calendar day following the day on which public announcement of a meeting date is first made by the Company. The stockholder notice must contain: (i) the name and address of the nominee for director, (ii) the name and address, as they appear on the books of the Company, of the stockholder proposing the nomination, (iii) the class and number of shares of the stock of the Company that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in the nomination.

Independent Directors. The Board of Directors has determined that all members of the Board, other than the Company’s President and Chief Executive Officer, Bret Scholtes, are “independent” under the definition set forth in the NYSE listing standards and under the definition of independent director established by the Board. In addition, the Board of Directors has determined that all members of the Company’s Audit Committee, in addition to meeting the above standards, also meet the criteria for independence for audit committee members under the Exchange Act. The Board’s policy on the number or percentage of independent directors on the Board is that a majority of directors on the Board shall be independent. In addition, pursuant to the NYSE listing standards, the Company is required to have, and currently has, a majority of independent directors on the Board.

The Board of Directors determines whether each director is independent based upon all relevant facts and circumstances appropriate for consideration in the judgment of the Board. In the context of this review, the Board has adopted a definition of independent director which includes the NYSE definition of independent director and is included in the Board’s Corporate Governance Guidelines, which are available on the Company’s website at www.omegaprotein.com. The Company’s definition of independent director is set forth in full below:

(a)

No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company will disclose these determinations annually in its proxy statement.

(b)	In addition, a director is not independent if:

(i)

The director is, or has been within the last three years, an employee of the Company, or an immediate family member (as defined in the NYSE Listed Company Manual) who is, or has been within the last three years, an executive officer, of the Company. Employment as an interim Chairman or CEO or other executive officer shall not disqualify a director from being considered independent following that employment.

(ii)

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or CEO or other executive officer need not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test.

(iii)

(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked the Company’s audit within that time.

(iv)

The director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year of such other company. The look-back provision for this test applies solely to the financial relationship between the Company and the director or immediate family member’s current employer; the Company need not consider former employment of the director or immediate family member. Contributions to tax exempt organizations shall not be considered payments for purposes of this test, provided however the Company shall disclose in its annual proxy statement, or if the Company does not file an annual proxy statement, in the Company’s annual report on Form 10-K filed with the SEC, any such contributions made by the Company to any tax exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year from the Company to the organization exceeded the greater of $1 million, or 2% of such tax exempt organization’s consolidated gross revenues. The Board is obligated to consider the materiality of any such relationship in accordance with Section (a) above.

(vi)

A director who is a control person or director, or the immediate family member of a control person or director, of an entity that is the beneficial owner of 25% of the outstanding shares of common stock of the Company is not independent until three years after the end of such control or director relationship.

In addition, in affirmatively determining the independence of any director who will serve on the Company’s Compensation Committee, the Board of Directors must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director's ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to:

(a)	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and

(b)	whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

In its determination of Board member independence, the Board determined that each of Dr. Allee, Mr. Goodwin, Dr. Lands, Mr. Wehlmann and Mr. Owen has no direct or indirect relationship with the Company of any type, other than in his capacity as a Board member, and that Mr. Kearns has no direct relationship with the Company, other than in his capacity as a Board member. The Board is aware that Mr. Kearns’ employer, Price Forbes Ltd. (“Price Forbes”), has provided insurance services in the past for certain lines of insurance utilized by the Company, and that the Company has paid commissions on those insurance policies, either to Price Forbes directly or to insurance carriers who in turn reimbursed Price Forbes.

In 2013, the aggregate commissions paid to Price Forbes that related to the Company’s business were $856,814. The Board determined that these commissions were reasonable given the nature of the Company’s marine business, the availability of the insurance lines, the Company’s relationships with underwriters introduced by Price Forbes, and the complexity of the assignment. The Board also noted that Mr. Kearns owns less than a 1% equity interest in Price Forbes and that his compensation from Price Forbes was not tied in any way to any commission relating to the Company’s business. Therefore, the Board concluded that Mr. Kearns was independent for purposes of the Board’s Corporate Governance Guidelines and NYSE listing standards for the Compensation Committee.

Stockholder and Interested Party Communications. The Board of Directors maintains a process for stockholders or other interested parties to communicate with the Board or any Board member. Stockholders or interested parties who desire to communicate with the Board should send any communication to the Company’s Corporate Secretary, Omega Protein Corporation, 2105 City West Blvd., Suite 500, Houston, Texas 77042. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is threatening or illegal, uses inappropriate expletive language or is similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Director Attendance at Annual Meetings. The Board does not have a policy requiring that all directors attend Company annual meetings of stockholders, but it encourages all directors to do so. The 2013 Annual Meeting of Stockholders was attended by all of the directors.

Board Leadership Structure. We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. In order to permit maximum flexibility, our Board does not have a policy on whether the roles of the Chief Executive Officer and Chairman of the Board should be separate and whether the Chairman of the Board should be selected from the non-employee directors or be an employee.

Gary R. Goodwin has been a director of the Company since November 2006 and Chairman of the Board since February 2013. Through his years of Board service, Mr. Goodwin has extensive knowledge of the Company and our industry and is dedicated to working closely with other members of our Board. Mr. Goodwin’s knowledge facilitates the Board decision-making process because he chairs the Board meetings where the Board discusses strategic and business issues. Mr. Goodwin also acts as the Presiding Director at all meetings of the independent directors.

Our Board is currently comprised of six independent directors and one employee director. We believe that the members of our Board and the three standing Board Committees provide appropriate oversight for our Company. In this regard, the Audit Committee oversees the accounting and financial reporting processes, as well as risk and compliance matters. The Compensation Committee oversees the annual compensation and performance evaluation of our Chief Executive Officer and other Company officers. The Corporate Governance and Nominating Committee monitors matters such as the composition of the Board and its committees, board performance and “best practices” in corporate governance. We believe this framework strikes a sound balance with appropriate oversight.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Consideration of Risks. Our management is responsible for the Company’s day-to-day risk management activities. Our Board, which functions in an oversight role in risk management, focuses on understanding the nature of our risks, including our operations, strategic direction and overall risk management systems. Our Board receives periodic updates on our business operations, financial results, strategy and risks related to our business. These updates are accomplished primarily through discussions with appropriate management personnel and with the Board’s committees as discussed below.

In addition, each of our Board committees considers risk within its specific area of responsibility. For instance, our Audit Committee often asks management or our independent public accounting firm to address critical accounting issues at its meetings, and then considers the overall impact that these issues may have on our financial position and risk profile. In addition, the Audit Committee often discusses legal and compliance matters, and also assesses our disclosure controls and procedures and internal controls over financial reporting. Likewise, the Compensation Committee considers our executive compensation programs with a goal of providing incentives to appropriately reward executives for growth without undue risk taking. On an annual basis, the Nominating and Corporate Governance Committee reviews our Board and Board Committees’ structure to ensure appropriate oversight of risk.

The three Company officers who supervise the Company’s overall risk management generally are its Chief Executive Officer, Chief Financial Officer and General Counsel. The Chief Executive Officer reports directly to the Board. The Chief Financial Officer and the General Counsel report to the Chief Executive Officer and generally attend every Board meeting (and in the case of the General Counsel, generally every Committee meeting as well). The Board receives information on risk oversight issues from these three officers freely and without any restrictions, usually in the form of Board or Committee presentations or a question and answer format. Board members may also communicate directly with any of these officers at any time. Accordingly, the Board does not believe it necessary for the Chief Financial Officer or General Counsel positions to report directly to the Board.

Presiding Director for Board Executive Sessions. The Company schedules regular executive sessions in which directors meet without management present. Gary Goodwin, the Company’s Chairman of the Board, acts as the Presiding Director at all Board executive sessions. Stockholders may communicate with the Presiding Director in the same manner described above under “—Stockholder and Interested Party Communications.”

Codes of Ethics. The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all Company employees, as well as a Code of Ethics for Financial Professionals which applies to all Company professionals who serve in a finance, accounting, treasury or investor relations role. The Codes are posted on the Company’s website at www.omegaprotein.com. The Company intends to post amendments to or waivers from the Codes to the extent applicable to its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions on the Company’s website. The Company will also provide a copy of these Codes to any stockholder upon request.

Shareholder Rights Plan. On April 1, 2014, the Company’s Board of Directors terminated the Company’s Shareholder Rights Plan. The Plan was originally adopted in June 2010 in view of various factors that were then impacting the price of the Company’s common stock, including the 2010 BP oil spill in the U.S. Gulf of Mexico.

Stock Retention Requirements. The Board has adopted stock ownership requirements for senior management and independent directors because it believes these executives will more effectively pursue the long-term interests of shareholders if they are shareholders themselves. The following table provides the Company’s current share ownership requirements, by position:

Leadership Position	Value of Shares
Independent Board Member	3x annual retainer
Chief Executive Officer	3x base salary
Executive Vice Presidents, Senior Vice Presidents and Presidents of Divisions	2x base salary
Vice Presidents and other key employees (as designated from time to time by the Chief Executive Officer)	1x base salary

The Corporate Governance and Nominating Committee will review annually the share ownership requirements and where executives stand against their respective requirements. Once an executive becomes subject to the share ownership requirements, he or she has five years to satisfy the requirements. A three-year period to comply restarts when an executive is promoted to a higher ownership requirement or receives an increase in base salary or Board retainer fees.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company as of December 31, 2013.

Name	Age	Position
Bret D. Scholtes	44	President, Chief Executive Officer and Director
Andrew C. Johannesen	46	Executive Vice President and Chief Financial Officer
John D. Held	51	Executive Vice President, General Counsel and Secretary
Dr. Mark E. Griffin	45	President — Animal Nutrition Division
Terry M. Olson	53	President — Nutegrity
Gregory P. Toups	38	Vice President, Chief Accounting Officer and Controller
Matthew W. Phillips	43	Chief Commercial Officer — Nutegrity
Montgomery C. Deihl	50	Senior Director — Fishing Plant Operations

BRET D. SCHOLTES has served as the Company’s President and Chief Executive Officer since January 1, 2012 and as a director since February 28, 2013. Prior thereto, Mr. Scholtes served as the Company’s Senior Vice President — Corporate Development from April 2010 to December 2010 and as the Company’s Executive Vice President and Chief Financial Officer from January 2011 to December 2011. From 2006 to April 2010, Mr. Scholtes served as a Vice President at GE Energy Financial Services, a global energy investment firm. Prior to that, Mr. Scholtes held positions with two publicly traded energy companies. Mr. Scholtes also has five years of public accounting experience.

ANDREW C. JOHANNESEN has served as Executive Vice President and Chief Financial Officer of the Company since January 1, 2012 and as Senior Vice President — Finance and Treasurer from July 2011 to December 2011. From December 2010 to July 2011, Mr. Johannesen served as Vice President and Treasurer of Westlake Chemical Corporation, a chemicals and plastic products manufacturer. From 2007 to December 2010, Mr. Johannesen served as Vice President and Treasurer of RRI Energy, Inc. (formerly Reliant Energy, Inc.), an electricity and energy service provider, and from 2005 to 2007 served as Vice President and Assistant Treasurer of RRI. Prior to that, Mr. Johannesen held various corporate development and finance positions at Reliant Energy and worked for Exxon Mobil Corporation and a major public accounting firm. Mr. Johannesen is a Certified Public Accountant.

JOHN D. HELD has served as the Company’s General Counsel since March 2000, as Vice President of the Company from April 2002 to September 2002, as Senior Vice President from September 2002 to June 2006, as Secretary since September 2002, and as Executive Vice President since June 2006. From 1996 to 1999, Mr. Held was Senior Vice President, General Counsel and Secretary of American Residential Services, Inc., a then public company engaged in the consolidation of the air-conditioning, plumbing and electrical service industries. Prior to that, Mr. Held practiced law with Baker Botts LLP in Houston, Texas.

DR. MARK E. GRIFFIN has served as President — Animal Nutrition Division since June 2013, as Vice President — Research and Development from July 2009 to December 2010 and as Senior Vice President — R&D and Sales and Marketing since January 2011. From April 2009 to July 2009, Dr. Griffin served as Technical Director of the Specialty Group of Land O’Lakes Purina Feed, LLC, a co-operative of agricultural producers and marketer of agriculture food products. From 2003 to April 2009, Dr. Griffin served as Director of the Zoo and Aquaculture divisions of Land O’Lakes Purina Feed, LLC. Dr. Griffin also previously held several positions in the aquaculture, companion animal, zoo and private label divisions of Purina Mills, Inc. and Land O’ Lakes Purina Feed, LLC.

TERRY M. OLSON has served as President — Nutegrity since June 2013 and as President of Wisconsin Specialty Protein, LLC (acquired by the Company in February 2013) since November 2010. From May 2007 to October 2010, Mr. Olson served as a Vice President and General Manager — Paper Towels at Georgia Pacific Corporation, a manufacturer of tissue, pulp, paper, packaging, building products and related chemicals. From September 1999 to March 2007, Mr. Olson worked at Unilever PLC, an international global consumer products company, most recently as Vice President — Brand Development — Beverages/New Vitality and in other brand and business management positions prior thereto.

GREGORY P. TOUPS has served as the Company’s Chief Accounting Officer since June 2011, as the Company’s Vice President and Controller since May 2008, as Controller since May 2005, and as Assistant Controller from March 2005 to May 2005. Prior thereto, Mr. Toups was employed by the accounting firms Kushner LaGraize LLC, from November 2001 to March 2005, and by PricewaterhouseCoopers, LLP, from January 1998 to November 2001. Mr. Toups is a Certified Public Accountant.

MATTHEW W. PHILLIPS has served as the Chief Commercial Officer — Nutegrity since June, 2013 and the President of Cyvex Nutrition, Inc. (acquired by the Company in December 2010) since March 2008. Prior thereto, Mr. Phillips served as Vice President, Marketing and Sales American/Europe for BI Nutraceuticals, a botanical ingredient supplier, from January 2002 until March 2008. Prior thereto, Mr. Phillips held sales and marketing positions of increasing responsibility with various botanical, nutrition and wellness companies.

MONTGOMERY C. DEIHL has served as the Company’s Senior Director — Fishing Plant Operations since April 2012 and as General Manager of the Company’s Reedville, Virginia facility from August 2009 to April 2012. Prior to joining the Company in August 2009, Mr. Deihl was a Senior Managing Consultant for IBM Corporation (supply chain management) from July 2007 to July 2009. Prior to that, Mr. Deihl served in the United States Air Force from 1987 to 2007, retiring as a Lieutenant Colonel. Mr. Deihl is a fifth generation menhaden fisherman.

COMPENSATION DISCUSSION AND ANALYSIS

FOR THE YEAR ENDED DECEMBER 31, 2013

Introduction

This discussion and analysis provides an overview of the Company’s executive compensation program and policies, the material compensation decisions that we made with regard to our 2013 compensation program, including decisions made in early 2014 that relate to that program, as well as the material factors that we considered in making those decisions, and the policies that we generally intend to use to guide compensation decisions.

Unless otherwise indicated, this discussion and analysis refers only to the compensation of those five executive officers whom we refer to as our “Named Executive Officers.” These executive officers are:

Bret D. Scholtes, President and Chief Executive Officer

Andrew C. Johannesen, Executive Vice President and Chief Financial Officer

John D. Held, Executive Vice President, General Counsel and Secretary

Dr. Mark E. Griffin, President – Animal Nutrition Division

Terry M. Olson, President – Human Nutrition Division

Compensation Program Overview

Our executive compensation program is subject to the oversight of the Compensation Committee (“Committee”) of our Board of Directors. The Committee is composed of Dr. Gary L. Allee (Chairman), Gary R. Goodwin and David W. Wehlmann. Paul M. Kearns served as a member and as Chairman of the Committee prior to April 1, 2014. All of these Board members were members of the Committee during 2013. The Committee determines the compensation to be paid to the Chief Executive Officer (the “CEO”) and other officers of the Company, including the Named Executive Officers. The Committee also determines the compensation to be paid to the Company’s independent directors unless otherwise undertaken by the Board.

Our ability to hire and retain employees with the requisite skills and experience to develop, expand and execute business opportunities is essential to our success and the success of our stockholders. While we hope to offer a work environment in which employees can find attractive career challenges and opportunities, we also understand that employees have choices regarding where they pursue their careers and that the compensation that we offer plays a significant role in their decision to choose us as their employer.

Our compensation program is designed to support the successful recruitment, development and retention of key employees in order to achieve our corporate goals, align management’s interests with those of our stockholders, and optimize long-term financial returns. Because we believe that employee continuity and retention of institutional knowledge are important corporate goals, we believe that our compensation program must support the retention of our key employees.

Compensation Best Practices

We ensure that our executive compensation is closely aligned with our stockholders as follows:

●	A majority of our officers’ compensation is at risk.

●	A majority of our officers’ compensation is tied to the Company’s annual financial and operational performance.

●	Fifty percent of our officers’ long-term incentive equity-based awards have value tied to the Company’s common stock’s relative outperformance of the Russell 2000 Index over a multi-year period.

●	All officers, key employees and directors are subject to stock ownership requirements.

●	The Committee engages an independent compensation consultant to advise on executive compensation.

2013 Executive Compensation Program Changes

In 2013, the Committee undertook an extensive review of the Company’s executive compensation program. As part of that review, the Committee retained Frederic W. Cook & Co., Inc. (“FWC”) as its independent compensation consultant to assist and advise the Committee on matters related to executive compensation. The firm was selected by the Committee based on its reputation and expertise. Neither the Company, any Board or Committee member, nor any Named Executive Officer, had any relationship with FWC prior to the engagement.

As a result of its own review, and after considering the recommendations made by FWC, the Committee made extensive changes to the Company’s executive compensation program for 2013 and future years. The Committee believes these changes strengthen the linkage between compensation and Company performance. Material changes to the Company’s compensation program included the following:

●	Moved from a purely discretionary short-term incentive plan to a plan that is 45% formulaic and 55% discretionary.

●	Changed the design of the Company’s long-term incentive plan from 100% time-based to 50% performance-based and 50% time-based.

Peer Group Market Positioning

In connection with its engagement, FWC reviewed our executive compensation program for selected senior management positions, including the Named Executive Officers, as well as the various components of that program. In connection with its review of our executive compensation program, FWC compared the Company’s base salaries, short-term incentives and long-term incentives for our five Named Executive Officer positions to marketplace base salaries, short-term incentives and long-term incentives for similar positions. To generate this market data, FWC used two sources of information. The first source was proxy data from a 22 company peer group developed by FWC and approved by the Committee (“Peer Group”). The second was survey data from the Mercer U.S. Executive Benchmark Database (“Mercer Survey”). These two sources were blended together to form the “market data.”

The Peer Group was developed by FWC based on size of company, industry, comparability of operations and financial metrics. The Peer Group consisted of the following 22 companies:

1. Alico Inc
2. Annie’s, Inc.
3. Boulder Brands, Inc.
4. Bridgford Foods Corp
5. Calavo Growers Inc
6. Coffee Holding Co Inc
7. Craft Brew Alliance, Inc.
8. Diamond Foods Inc
9. Farmers Brothers Co
10. Golden Enterprises Inc
11. Inventure Foods, Inc.
12. LifeVantage Corp
13. Lifeway Foods Inc
14. Medifast Inc
15. MGP Ingredients Inc
16. Nature’s Sunshine Products Inc
17. Nutraceutical International Corp
18. NutriSystem Inc
19. Overhill Farms Inc
20. John B Sanfilippo & Son Inc
21. Umami Sustainable Seafood
22. USANA Health Sciences Inc

FWC concluded that the Company’s executive compensation program positioning was within a reasonable range when compared to the market data. FWC noted that for the Named Executive Officers: (i) base salary was positioned between the 50th and 75th percentile, (ii) total cash compensation was positioned between the 50th and 75th percentile, and (iii) long-term incentive compensation was between the 25th and 50th percentile. FWC noted that the total direct compensation (salary, short-term incentives and long-term incentives) for the Named Executive Officers was between the 50th and 75th percentiles.

Elements of Executive Compensation

The key elements of our executive compensation program are: (i) base salary, (ii) short-term incentives such as annual cash awards, (iii) long-term incentives such as equity awards, and (iv) perquisites and generally available benefit programs. The balance among these elements of compensation is established annually by the Committee and is designed to retain key employees and encourage future performance. Our approach with respect to these four components of compensation is discussed below.

1. Base Salary. We pay our executive officers a base salary to compensate them for their services and to provide a steady source of income. The Committee has generally reviewed and established the base salaries of the CEO and the other Named Executive Officers on an annual basis. In establishing base salaries, the Committee considers the effect of any new base salary level on total compensation, the length of time since the last salary increase, the importance of the position, the skills and background required for the position and internal equity considerations among the Company’s senior officer positions. The Committee has also at times considered as a factor marketplace data for similarly based positions. The Committee has not generally used any mechanical formulations or weighting of any of the factors it considers, although it may do so from time to time.

FWC determined that the base salary of the CEO was at the 49th percentile for similar CEO positions in the market data and the base salaries of the other four Named Executive Officer positions were in the 71st to 73rd percentiles for similar positions in the market data.

The Committee approved salary increases for the following Named Executive Officers, effective January 1, 2014:

Officer	Title	2013 Base Salary	2014 Base Salary	Percentage Change
Bret D. Scholtes	Chief Executive Officer and President	$450,000	$550,000	22.2%
John D. Held	Executive Vice President, General Counsel and Secretary	$300,000	$325,000	8.3%
Dr. Mark E. Griffin	President – Animal Nutrition Division	$300,000	$325,000	8.3%

The Committee approved these increases to better align the executives with the Company’s stated compensation strategy and after considering the importance of the positions, the skill sets, tenure, experience and contributions of the executives, and internal equity considerations.

2. Short-Term Incentives. We pay short-term incentives to our executive officers to reward them for short-term performance and the achievement of annual goals related to key business drivers. The Committee has generally granted short-term performance awards in the form of annual cash bonuses.

In setting the short-term incentive targets for 2013 below, the Committee considered the Company’s compensation strategy, the market data provided by FWC, the importance of the position, the skills and background required for the position and internal equity considerations among the Company’s senior officer positions. The Committee adopted the following 2013 Short-Term Incentive Target Amounts for its Named Executive Officers as follows:

Officer	Title	Target Short-Term Incentive as a Percentage of 2013 Base Salary	2013 Target Short-Term Incentive Amount
Bret D. Scholtes	President and Chief Executive Officer	100%	$450,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	75%	$243,800
John D. Held	Executive Vice President, General Counsel and Secretary	75%	$225,000
Dr. Mark E. Griffin	President – Animal Nutrition Division	75%	$225,000
Terry M. Olson	President – Human Nutrition Division	75%	$217,500

In 2013, the Company moved from a purely discretionary short-term incentive program to a program that is a combination of formulaic measures and discretion. The short-term incentive program for 2013 was weighted 45% for formulaic measures (the “2013 Formulaic Component”) and 55% for discretionary measures (the “2013 Discretionary Component”).

Payouts under each component of the short-term incentive program could range from 0% to 200% of Target as described below. The Committee determined that the Target Short-Term Incentive Amount, for each of the 2013 Formulaic Component and the 2013 Discretionary Component, could be reduced to a Threshold Short-Term Incentive Amount or increased to a Maximum Short-Term Incentive Amount, depending on performance, that would pay out as follows:

Threshold	50% of Target

Target	100% of Target

Maximum	200% of Target

Amounts in between the above percentages were interpolated, with no amounts being paid for any percentile ranking below the Threshold, and a cap of 200% for any performance rankings above the Maximum.

The Committee believes discretion continues to be appropriate in order to preserve flexibility as portions of the Company’s business are dependent to a material extent on factors largely outside of management’s control. The Committee believes that incentive plans based completely on specific financial targets such as stock price, revenue growth, net profit growth, cash flow, return on equity, earnings per share, etc. may not necessarily reflect the innovativeness, dedication, creativity and historical perspective that Company management may bring to bear on a business that is heavily susceptible to outside influences, particularly during periods of challenge when those financial metrics may be correspondingly lower. Our compensation program is designed to be flexible in order to allow the Committee discretion to reward innovation reflected in management’s response to events or situations that are not susceptible to measurement or that do not recur from year to year, or conversely, to withhold or minimize awards in a period of financial or operational underperformance irrespective of management’s achievements.

In February 2014, the Committee approved and the Company paid cash short-term incentive awards for 2013 performance to the following Named Executive Officers as set forth below:

Officer	Title	Total 2013 Cash Short-Term Incentive Award	Formulaic Component	Discretionary Component
Bret D. Scholtes	President and Chief Executive Officer	$675,000	$202,500	$472,500
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	$378,000	$109,690	$268,310
John D. Held	Executive Vice President, General Counsel and Secretary	$348,000	$101,250	$246,750
Dr. Mark E. Griffin	President – Animal Nutrition Division	$348,000	$101,250	$246,750
Terry M. Olson	President – Human Nutrition Division	$225,000	$97,880	$127,120

The rationales for these payments are described below:

A. Formulaic Component of the 2013 Annual Short-Term Incentive Award.

In connection with the 2013 Formulaic Component, the Committee utilized an objective performance formula. The Committee selected four Company performance measures that it believed were important goals for management’s focus: safety and compliance, free cash flow versus budget, return on capital and human nutrition sales growth. The Committee then assigned a Threshold, Target and Maximum goal for each performance measure.

The Committee believes that the specific criteria selected for each Target goal for each performance measure generally represents an excellent financial or operational outcome that is generally more difficult to achieve than prior years’ equivalent criteria and one for which a significant level of effort will be required by management. The Committee believes that the specific criteria selected for each Maximum goal for each performance measure generally represents a substantially superior financial or operational outcome and one for which a very significant level of effort will be required by management.

In connection with these four Company performance measures, the Committee assigned the following weightings and awarded the following percentage of the 2013 Target Short-Term Incentive Amount:

	Weighting of	Goal			Percentage of 2013
Performance Measure	Performance Measure	Threshold	Target	Maximum	Target Short-Term Incentive Amount Awarded
Safety and Compliance	15%	7.5%	15%	30%	0%
Free Cash Flow	10%	5%	10%	20%	20%
Return on Capital	10%	5%	10%	20%	20%
Human Nutrition Sales Growth	10%	5%	10%	20%	5%
Total					45%

Accordingly, each Named Executive Officer received 45% of his 2013 Short-Term Incentive Target Amount as the 2013 Formulaic Component of his 2013 cash short-term incentive award.

B. Discretionary Component of the 2013 Annual Short-Term Incentive Award.

In approving the above award for Mr. Scholtes, in connection with the 2013 Discretionary Component, the Committee considered its subjective assessment of Mr. Scholtes’ performance in 2013. In approving the above awards for the other four Named Executive Officers, in connection with the 2013 Discretionary Component, the Committee considered the CEO’s subjective assessment of each of these officers’ performance in 2013, and the Committee’s subjective assessment of each of these officers’ performance in 2013.

The 2013 Discretionary Component constituted approximately 105% of Mr. Scholtes’ 2013 Short-Term Incentive Target Amount which was within the 55% (Target) to 110% (Maximum) range for Mr. Scholtes’ 2013 Discretionary Component.

The 2013 Discretionary Component constituted approximately 110% of Mr. Johannesen’s 2013 Short-Term Incentive Target Amount which was within the 55% (Target) to 110% (Maximum) range for Mr. Johannesen’s 2013 Discretionary Component.

The 2013 Discretionary Component constituted approximately 110% of Mr. Held’s 2013 Short-Term Incentive Target Amount which was within the 55% (Target) to 110% (Maximum) range for Mr. Held’s 2013 Discretionary Component.

The 2013 Discretionary Component constituted approximately 110% of Dr. Griffin’s 2013 Short-Term Incentive Target Amount which was within the 55% (Target) to 110% (Maximum) range for Dr. Griffin’s 2013 Discretionary Component.

The 2013 Discretionary Component constituted approximately 58% of Mr. Olson’s 2013 Short-Term Incentive Target Amount which was within the 55% (Target) to 110% (Maximum) range for Mr. Olson’s 2013 Discretionary Component.

3. Long-Term Incentive Awards. We make long-term equity incentive awards to align the long-term interests of our executive officers with the Company’s stockholders. Under the Company’s 2006 Incentive Plan, the Committee may award non-qualified or incentive stock options, restricted stock, performance awards by reference to performing units (cash) or performance shares (shares of common stock) and stock-based awards payable in shares of common stock, cash or a combination thereof related to such shares, including, but not limited to, stock appreciation rights settled in cash or common stock. Under the Company’s 2014 Cash Incentive Performance Unit Plan, the Committee may award participation units which are awards payable in cash, the amount of which is determined by the Company’s common stock price over a three year period from 2014 to 2016.

The Committee believes that the 2006 Incentive Plan and the 2014 Cash Incentive Performance Unit Plan enable the Company to attract, retain and incentivize highly-qualified and experienced personnel. Under these plans, the Committee is responsible for determining who receives awards, and the size, duration and type of each award, as well as the other terms and conditions of each award.

2013 Annual Equity Incentives

The Committee did not make any annual equity grants to the Named Executive Officers in 2013 (other than the special equity grant made to Mr. Olson discussed below). In making this decision, the Committee was aware that it planned to make equity awards to the Named Executive Officers in 2014 in connection with its overall changes to its executive compensation program.

2013 Special Equity Incentives

Mr. Olson received a restricted Common Stock award of 25,000 shares valued at $199,250 under the Company’s 2006 Incentive Plan on February 27, 2013 in connection with his joining the Company as President of Wisconsin Specialty Protein, L.L.C. which was acquired by the Company on that date.

2014 Equity Incentives

FWC reviewed the Company’s long-term equity incentive stock award program (which historically consisted of stock options and restricted stock awards) compared to the market data Specifically, FWC reviewed the long-term incentive targets of the market and evaluated the Company’s one-year and three-year run rates.

In 2014, based on FWC’s review, the Committee established a program in which long-term equity awards to executive officers will generally be made annually and based on metrics designed to align the interests of the executives with increasing stockholder value. Historically, the Company has not had an equity incentive program in which awards were made on a regular basis; instead the Committee had utilized its discretion to determine the timing and size of equity award grants.

The Committee adopted the following targets (as a percentage of base salary) for the value of long-term incentive equity awards granted in 2014 for its Named Executive Officers:

Officer	Title	Long-Term Equity Incentive Target as a Percentage of 2013 Base Salary	Value of Long-Term Equity Incentive Awards
Bret D. Scholtes	President and Chief Executive Officer	125%	$560,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	80%	$260,000
John D. Held	Executive Vice President, General Counsel and Secretary	80%	$240,000
Dr. Mark E. Griffin	President – Animal Nutrition Division	80%	$240,000
Terry M. Olson	President – Human Nutrition Division	80%	$232,000

In setting the above Long-Term Incentive Targets, the Committee considered the Company’s compensation strategy, the market data provided by FWC, the importance of the position, the skills and background required for the position and internal equity considerations among Company’s senior officer positions.

The Committee next determined that 50% of the potential value of each long-term incentive award would be payable as restricted Common Stock under the Company’s 2006 Incentive Plan and 50% would be payable as Performance Units under the Company’s 2014 Cash Incentive Performance Unit Plan. The Committee made this determination in order to create incentives for its Named Executive Officers to focus on increasing the price of the Common Stock, both in absolute terms through the restricted Common Stock awards, and in relative terms through the Performance Units whose value is tied to the Common Stock’s relative performance as compared to the Russell 2000® Index.

A. Restricted Stock Awards.

In February 2014, the Committee granted shares of restricted Common Stock to the Named Executive Officers listed below:

Officer	Title	Number of Shares of Common Stock	Fair Market Value of Shares on Date of Grant
Bret D. Scholtes	President and Chief Executive Officer	27,027	$280,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	12,548	$130,000
John D. Held	Executive Vice President, General Counsel and Secretary	11,583	$120,000
Dr. Mark E. Griffin	President – Animal Nutrition Division	11,583	$120,000
Terry M. Olson	President – Human Nutrition Division	11,196	$116,000

These shares will vest in one third increments on each anniversary of the date of grant. The value of the shares on date of grant was $10.36 per share, which was the Fair Market Value (as defined in the 2006 Incentive Plan) of the shares on the date of grant.

In determining the above restricted Common Stock awards to the Named Executive Officers, the Committee utilized its long-term incentive targets (as a percentage of base salary) to derive a potential equity award value for each Named Executive Officer. The Committee then allocated 50% of that award value as restricted Common Stock under the Company’s 2006 Incentive Plan.

B. Performance Unit Awards.

In February 2014, the Board, based on the Committee’s recommendation, approved the Omega Protein Corporation 2014 Cash Incentive Performance Unit Plan (the “Performance Unit Plan”). The Committee believes that the Performance Unit Plan will enable it to obtain and retain the services of employees by encouraging their commitment, motivating their superior performance by means of long-term performance related incentives, encouraging and providing them with a program that links and aligns their personal interests to those of the Company’s stockholders, attracting and retaining them by providing competitive incentive compensation opportunities, and enabling them to share in the long-term growth and success of the Company.

In February 2014, the Committee granted Performance Units under the Performance Unit Plan to the Named Executive Officers listed below:

Officer	Title	Number of Performance Units	Value of Performance Units if Threshold Goal is Achieved	Value of Performance Units if Target Goal is Achieved	Value of Performance Units if Maximum Goal is Achieved
Bret D. Scholtes	President and Chief Executive Officer	280,000	$140,000	$280,000	$560,000
Andrew C. Johannesen	Executive Vice President and Chief Financial Officer	130,000	$65,000	$130,000	$260,000
John D. Held	Executive Vice President, General Counsel and Secretary	120,000	$60,000	$120,000	$240,000
Dr. Mark E. Griffin	President – Animal Nutrition Division	120,000	$60,000	$120,000	$240,000
Terry M. Olson	President – Human Nutrition Division	116,000	$58,000	$116,000	$232,000

In determining the number of Performance Units granted to the Named Executive Officers, the Committee utilized its long-term incentive targets (as a percentage of base salary) to derive a potential equity award value for each Named Executive Officer. The Committee then allocated of 50% of that award value as Performance Units under the Company’s Performance Unit Plan, using the Target goal as the assumed payout level.

The Performance Units provide for a cash incentive award, the amount of which will be determined by reference to the performance of the Common Stock during the relevant performance period compared to the performance of the Russell 2000 Index during that same period. The value of the Performance Units will be measured based on the Company’s relative performance in each of the three following periods: (i) February 6, 2014 (date of Plan adoption) to December 31, 2014, (ii) January 1, 2015 to December 31, 2015, and (iii) January 1, 2016 to December 31, 2016. One third of the Performance Units granted to an employee will be earned at the end of each calendar year of the performance period and will be valued for the calendar year based on the Total Shareholder Return (“TSR”) of the Company compared to the TSR of the Russell 2000 Index. At the end of each calendar year in the performance period, subject to review and certification of results by the Committee, the employee will accrue a cash award based on the value of his or her Performance Units earned for that calendar year. Accrued cash awards for all three years will be paid after December 31, 2016.

The comparison of the Company’s TSR to the Russell 2000 Index TSR will generate a percentage that will relate to one of four quartiles: (i) less than 25%, (ii) 25% up to 50%, (iii) 50% up to 75%, and (iv) greater than 75%.

That quartile will determine the value of a Performance Unit as set forth below:

	Company Ranking as Compared to Peer Group	Value of a Performance Unit
Maximum	75th % Quartile	$2.00
Target	50th % Quartile	$1.00
Threshold	25th % Quartile	$0.50
Below Threshold	< 25th % Quartile	$0

Values between quartiles will be interpolated, unless the Company’s TSR is below the 25th quartile, in which case no payment would be made, or unless the Company’s TSR is above the 75th quartile, in which case the value of the Performance Unit is capped at $2.00. In the event that the Company’s TSR is negative during the performance measurement period, the maximum value of the Performance Unit for that period would be capped at $1.00.

TSR for the Company is calculated with respect to each performance period by dividing (a) the average closing price of the Common Stock for the last 25 trading days of the applicable performance period, less the average closing price of the Common Stock for the 25 trading days immediately preceding the performance period, by (b) the average closing price of the Common Stock for the 25 trading days immediately preceding the performance period. TSR is calculated with respect to each performance period for the companies in the Russell 2000 Index on the same basis as TSR is calculated for the Company.

4. Perquisites and Benefit Programs. We provide certain perquisites and benefit programs to our senior management to allow them to focus on Company matters and because many other companies provide similar arrangements. Our perquisite and benefit programs are discussed below.

Benefit Programs. We offer health, welfare and retirement programs to all eligible employees. The Named Executive Officers are eligible to participate in these benefit programs on the same basis as all employees generally. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and disability insurance. We also provide an executive medical plan to each qualifying Named Executive Officer and other qualifying executive officers, which reimburses that officer for certain medical, pharmacy, dental and vision expenses not fully reimbursed by our general benefit plans.

We offer a 401(k) retirement plan that is intended to supplement the employee’s personal savings and social security. All of our employees are generally eligible to participate in the 401(k) plan and the Named Executive Officers participate on the same basis as all of our employees. At our discretion, we may make a matching contribution to each participating employee’s 401(k) account and we did so in 2013. We froze our pension plan in 2002 and accordingly, our employees, including the Named Executive Officers, no longer receive any additional years of service credit under this pension plan.

In 2013, we provided a Company-owned vehicle to each Named Executive Officer for Company business as well as personal use. Effective January 1, 2014, the Company ceased providing Company-owned vehicles to its Named Executive Officers other than Mr. Olson and replaced that benefit with an annual car allowance of $12,000.

We do not provide any of our officers or directors with any reimbursements for country club memberships, private aircraft use, personal financial or tax advice, or security expenses.

Employment and Indemnification Agreements. We have entered into employment agreements with the Named Executive Officers pursuant to which the officer will be entitled to receive severance benefits upon certain defined termination events, including upon the occurrence of certain enumerated events following a change of control or in some cases, a change of control only. The events that trigger payments following a change of control are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment within a certain period following a change of control. In the case of a termination event being the result of a change of control only, this determinant permits an executive to continue to provide services to the Company in any amount and for as long as needed after the receipt of severance benefits and permits the severance benefits to comply with Section 409A of the Internal Revenue Code. In general, we believe these agreements will assure executives of fair treatment following a change of control, and assist in promoting continuity of senior management and retaining key talent during uncertain times. These agreements are intended to assure the full attention of the executive to the Company’s business and interests of its stockholders, free from any distractions caused by personal job-related uncertainties relating to termination or a pending or threatened change of control. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided in this Proxy Statement under the heading “Executive Compensation – Potential Payments Upon Termination or Change of Control.”

We have entered into indemnification agreements with each of our directors and certain of our officers. These indemnification agreements provide for the Company to, among other things, indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, and advance their expenses incurred as a result of a proceeding as to which they may be indemnified. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Nevada law and are in addition to any other rights the indemnitee may have under the Company’s Articles of Incorporation, Bylaws or applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced officers and directors. We also cover our directors and officers under directors’ and officers’ liability insurance policies.

Other Policies

Except as described above under “Elements of Executive Compensation,” the Committee has not adopted any policies regarding the allocation of (i) long-term compensation and current compensation, (ii) cash compensation and non-cash compensation, and (iii) different types of long-term compensation, because in each case, the Committee desires to maintain maximum flexibility when making its compensation determinations. The Committee has also not created a policy with regard to the adjustment or recovery of awards or payments if the relevant Company performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

The Committee has adopted a general policy that cash awards for Named Executive Officers and other senior management will be paid in the first quarter immediately following a fiscal year, so that the audit of the Company’s financial statements will be in the latter stages of completion for that fiscal year. The Committee does not coordinate the timing of equity-related awards with the release of any Company material non-public information or the filing of any Company SEC reports.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for senior management and independent Board members because it believes these executives will more effectively pursue the long-term interests of stockholders if they are stockholders themselves. The following table provides our current stock ownership requirements, by position:

Leadership Position	Value of Shares
Independent Board Member	3x annual retainer
Chief Executive Officer	3x base salary
Executive Vice Presidents, Senior Vice Presidents and Presidents of Divisions	2x base salary
Vice Presidents and other key employees (as designated from time to time by the Chief Executive Officer)	1x base salary

The Board’s Corporate Governance and Nominating Committee will review annually the share ownership requirements and where executives stand against their respective requirement. Once an executive becomes subject to the stock ownership requirements, he or she has five years to satisfy the requirements. A three-year period to comply restarts when an executive is promoted to a higher ownership requirement or receives an increase in base salary or Board retainer fees.

Insider Trading Policy

The Company’s insider trading policy prohibits Company officers and key employees from short-term trading in the Company’s securities, conducting any short sales in the Company’s securities, or trading in Company common stock options that are traded on any stock exchange.

The Role of Internal Equity

In setting total compensation, the Committee considered internal equity considerations regarding the CEO and Named Executive Officers but does not have a specific formula for determining the relationship between CEO and Named Executive Officer pay.

Process and Procedures for Determining Executive Compensation Programs

Guided by the executive compensation principal objectives described above, the Committee approves the structure of the executive compensation program for our NEOS. The following describes the roles of the key participants in the process.

Role of the Committee

Our executive compensation program is subject to the oversight of the Committee. The Committee operates under a written charter adopted by the Board of Directors. To fulfill its responsibilities, the Committee:

1.	Provides direction to the Company in connection with executive compensation and benefits for the executive team.

2.	Reviews and approves corporate goals and individual performance relevant to the compensation of the CEO.

3.	Evaluates the CEO’s performance and achievement of corporate goals, either as a committee or together with other independent directors, and determines the CEO’s compensation level based on such evaluation.

4.	After considering the recommendations of the CEO, reviews the compensation structure and determines the compensation of officers and senior employees of the Company.

5.	Approves, on behalf of the Board, employment agreements or similar arrangements, or amendments to existing employment agreements or similar arrangements, for officers of the Company.

6.	Evaluates and makes recommendations to the Board with respect to the adoption, substantive modification, or termination of any benefit plan of the Company.

7.	Administers any incentive or equity-based compensation plans approved by the Board in accordance with the responsibilities assigned to the Committee under those plans.

8.	Unless otherwise undertaken by the Board, approves the compensation of the Company’s independent directors.

The Committee may delegate authority to individuals or Board committees or subcommittees when it deems appropriate, subject to the restrictions of any incentive plan or plans, provided that any Board committees or subcommittees are composed entirely of independent directors.

Role of the Company’s Executive Officers

The Committee has delegated to the CEO the authority to approve changes in base salary and to determine annual cash awards for any officer or employee who earns an annual base salary of less than $175,000. The Committee delegated this authority because it believes that the CEO is in an inherently better position than the Committee to assess the subjective and objective performance of employees at less senior levels. The Committee has imposed the following guidelines for the CEO when making his determinations of base salary and any cash award compensation for these employees:

•	Any increase in base salary to $175,000 or greater must be approved in advance by the Committee.

•

Any payment of cash award compensation (whether through a performance based sales or other plan or through a discretionary award) in any single fiscal year that is greater than 100% of an employee’s annual base salary must be approved in advance by the Committee.

Role of Independent Consultants

To assist with the formulation of our compensation program, the Committee retained FWC as its independent compensation consultant. FWC reports directly to, and takes its direction from, the Committee. However, the Committee does not specifically direct FWC on how to perform its scope of services.

During 2013, FWC attended certain Committee meetings, either in person or by telephone, and assisted the Committee with:

•      providing updates on relevant trends and developments in executive and director compensation;

•      assessing the Company’s peer group and the competitiveness of pay levels and practices;

•      evaluating the competitiveness and appropriateness of the Company’s incentive plans;

•      assisting in the design of new incentive plans;

•      reviewing the compensation of non-employee Directors; and

•      reviewing information to be included in the compensation sections of our proxy statement.

The Committee reviewed the independence of FWC based on the NYSE rules for independence and determined that there is no conflict of interest resulting in the Committee’s retention of FWC.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 per person on the amount of compensation that may be deducted by the Company in any one fiscal year with respect to each of the Named Executive Officers. This deduction limitation, however, does not apply to certain “performance based” compensation. The Committee is aware of this provision and it is possible that the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of compensation for its executive officers.

Advisory Stockholder Vote on Executive Compensation

At our 2013 Annual Stockholders Meeting, we conducted an advisory vote on the compensation of our Named Executive Officers (the “say-on-pay”). Although the advisory stockholder vote on the “say-on-pay” proposal was non-binding, the Committee has considered, and is likely to continue to consider in the future, the outcome of that vote when making future compensation decisions for the Named Executive Officers. At our 2013 Annual Meeting of Stockholders, approximately 94% of the stockholders who voted on the “say-on-pay” proposal approved the compensation of our Named Executive Officers, while approximately 5% voted against and approximately 1% abstained. Based on those results, the Committee believes that the Company’s compensation philosophy and the compensation paid to the Named Executive Officers are supported by our stockholders.

Compensation Committee Report

The Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on this review and discussion, has recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement or the Company’s Annual Report on Form 10-K for filing with the SEC.

Dated: April 21, 2014

Respectfully submitted, Dr. Gary L. Allee (Chairman) Gary R. Goodwin David W. Wehlmann

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

During 2013 and through March 31, 2014, the Compensation Committee consisted of Mr. Kearns (Chairman), Dr. Allee, Mr. Wehlmann and Mr. Goodwin. Effective April 1, 2014, the Compensation Committee consisted of Dr. Allee (Chairman), Mr. Wehlmann and Mr. Goodwin. None of Mr. Kearns, Dr. Allee, Mr. Wehlmann or Mr. Goodwin had any relationships or transactions with the Company or its subsidiaries required to be disclosed pursuant to Item 407(e)(4) of Regulation S-K under the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth for the fiscal years ended December 31, 2013, 2012 and 2011 the annual compensation for the Company’s Principal Executive Officer, Principal Financial Officer and its other three most highly compensated executive officers in 2013 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE FOR THE

FISCAL YEARS ENDED DECEMBER 31, 2013, 2012, AND 2011

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bret D. Scholtes(3) President and Chief Executive Officer	2013 2012 2011	450,000 450,000 325,000	0 270,000 465,000	0 495,250 268,800	0 0 0	675,000 0 0	0 0 0	20,552(10) 26,620 27,684	1,145,552 1,241,870 1,086,484

Andrew C. Johannesen Executive Vice President and Chief Financial Officer(4)	2013 2012 2011	325,000 325,000 113,782(6)	0 195,000 310,000(8)	0 220,850 468,793(9)	0 0 0	378,000 0 0	0 0 0	17,941(11) 18,994 2,053	720,941 759,844 894,628

John D. Held Executive Vice President, General Counsel and Secretary	2013 2012 2011	300,000 300,000 300,000	0 175,000 300,000	0 157,750 268,000	0 0 0	348,000 0 0	0 0 0	32,140(12) 32,547 25,490	680,141 665,297 894,290

Dr. Mark E. Griffin President — Animal Nutrition Division	2013 2012 2011	300,000 300,000 300,000	0 190,000 300,000	0 220,850 268,000	0 0 0	348,000 0 0	0 0 0	19,582(13) 21,188 25,433	667,582 732,038 894,233

Terry M. Olson President — Nutegrity(5)	2013 2012 2011	227,772(7) - -	0 - -	199,250 - -	0 - -	225,000 - -	0 - -	8,038(14) - -	660,060 - -

(1)

These values are based on the Fair Market Value (defined in the 2006 Incentive Plan as the average of the high and the low trading prices of the Common Stock reported on the NYSE on the date of grant) of the Common Stock on the date of grant.

(2)

Represents cash awards made in February 2014 as short-term incentive awards relating to performance in 2013. See “Compensation Discussion and Analysis – Elements of Executive Compensation – 2. Short-Term Incentives.”

(3)	Mr. Scholtes was promoted to the positions of President and Chief Executive Officer effective January 1, 2012.

(4)	Mr. Johannesen was promoted to the positions of Executive Vice President and Chief Financial Officer effective January 1, 2012.

(5)	Mr. Olson joined the Company in February 2013 in connection with the Company’s acquisition of Wisconsin Specialty Protein, L.L.C.

(6)	Base salary reflects a partial year of employment with the Company for 2011.

(7)	Base salary reflects a partial year of employment with the Company for 2013.

(8)	Consists of a $35,000 signing bonus and a $275,000 year-end bonus.

(9)	Consists of 15,698 shares of common stock granted as a signing bonus and 35,000 shares of common stock granted as an equity incentive award in 2011.

(10)

The reported amount represents (i) $300 for life insurance premiums paid by the Company on Mr. Scholtes’ behalf, as well as the taxable income attributable to Mr. Scholtes due to the Company’s payment of life insurance premiums in excess of $50,000 in policy amount, (ii) $10,200 for Company matching contributions in 2013 to Mr. Scholtes’ 401(k) plan account, (iii) $701 for Company reimbursed travel expenses for Mr. Scholtes’ spouse accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursements, and (iv) $9,351 for the value of Mr. Scholtes’ personal use of a Company vehicle in 2013, based on the number of personal miles utilized and Company reimbursed toll road charges.

(11)

The reported amount represents (i) $450 for life insurance premiums paid by the Company on Mr. Johannesen’s behalf, as well as the taxable income attributable to Mr. Johannesen due to the Company’s payment of life insurance premiums in excess of $50,000 in policy amount, (ii) $10,200 for Company matching contributions in 2013 to Mr. Johannesen’s 401(k) plan account, (iii) $1,142 for Company reimbursed travel expenses for Mr. Johannesen’s spouse accompanying him on Company business trips, including reimbursement for federal income taxes attributable to such reimbursement, and (iv) $5,938 for the value of Mr. Johannesen’s personal use of a Company vehicle in 2013, based on the number of personal miles utilized and Company reimbursed toll road charges.

(12)

The reported amount represents (i) $690 for life insurance premiums paid by the Company on Mr. Held’s behalf, as well as the taxable income attributable to Mr. Held due to the Company’s payment of life insurance premiums in excess of $50,000 in policy amount, (ii) $10,200 for Company matching contributions in 2013 to Mr. Held’s 401(k) plan account, (iii) $12,710 for Mr. Held’s pro rata portion of the 2013 cost of the Company’s executive medical plan, and (iv) $8,541 for the value of Mr. Held’s personal use of a Company vehicle in 2013, based on the number of personal miles utilized and Company reimbursed toll road charges.

(13)

The reported amount represents (i) $450 for life insurance premiums paid by the Company on Dr. Griffin’s behalf, as well as the taxable income attributable to Dr. Griffin due to the Company’s payment of life insurance premiums in excess of $50,000 in policy amount, (ii) $10,200 for Company matching contributions in 2013 to Dr. Griffin’s 401(k) plan account, and (iii) $8,932 for the value of Dr. Griffin’s personal use of a Company vehicle in 2013, based on the number of personal miles utilized and Company reimbursed toll road charges.

(14)

The reported amount represents (i) $571 for life insurance premiums paid by the Company on Mr. Olson’s behalf, as well as the taxable income attributable to Mr. Olson due to the Company’s payment of life insurance premiums in excess of $50,000 in policy amount, and (ii) $7,467 for Company matching contributions in 2013 to Mr. Olson’s 401(k) plan account.

Grants of Plan Based Awards

The following table shows grants of plan-based awards relating to 2013 for our Named Executive Officers:

GRANTS OF PLAN-BASED AWARDS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013

		Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks	All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	or Units (#)	Underlying Options (#)	Awards ($/share)	Option Awards
Bret D. Scholtes President and Chief Executive Officer		225,000	450,000	900,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Andrew C. Johannesen Executive Vice President and Chief Financial Officer		121,900	243,800	487,600	N/A	N/A	N/A	N/A	N/A	N/A	N/A
John D. Held Executive Vice President, General Counsel and Secretary		112,500	225,000	450,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Dr. Dr. Mark E. Griffin President — Animal Nutrition Division		112,500	225,000	450,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Terry M. Olson President — Nutegrity	2/27/13	N/A 108,750	N/A 217,500	N/A 435,000	N/A N/A	N/A N/A	N/A N/A	25,000 N/A	N/A N/A	N/A N/A	$199,250(2) N/A

(1)

The amounts shown reflect possible payouts under short-term incentives awards granted in February 2014 relating to performance in 2013. See “Compensation Discussion and Analysis – Elements of Executive Compensation – 2. Short-Term Incentives.” The actual amounts paid to each Named Executive Officer for these short-term incentive awards are shown in the “Summary Compensation Table for the Fiscal Years Ended December 31, 2013, 2012 and 2011” in the column titled “Non-Equity Incentive Plan Compensation.”

(2)

Based on the Fair Market Value (defined in the 2006 Incentive Plan as the average of the high and the low trading prices of the Common Stock reported on the NYSE on the date of grant) of the Common Stock on the date of grant.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See “—Employment and Severance Agreements” and “—Potential Payments Upon Termination or Change of Control” below for the material terms of employment agreements with our Named Executive Officers. See “Compensation Discussion and Analysis for the Year Ended December 31, 2013” for a discussion of our executive compensation program and policies and other related information. See footnotes to the Summary Compensation Table for narrative with respect to that table.

Outstanding Equity Awards at Fiscal Year End

The following table shows the numbers and values of option awards and stock awards previously granted to our Named Executive Officers outstanding on December 31, 2013:

OUTSTANDING EQUITY AWARDS AT

FISCAL YEAR ENDED DECEMBER 31, 2013

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Bret D. Scholtes	100,000	0	0	6.39	4/28/20	110,000(2)	$1,351,900
President and Chief Executive Officer	200,000	0	0	7.07	12/1/20

Andrew C. Johannesen Executive Vice President and Chief Financial Officer	0	0	0	N/A	N/A	85,698(3)	$1,053,228

John D. Held Executive Vice President, General Counsel and Secretary	74,500 200,000 125,000	0 0 0	0 0 0	4.02 4.65 7.07	2/3/19 1/4/20 12/1/20	60,000(4)	$737,400

Dr. Mark E. Griffin	10,000	0	0	3.75	7/13/19	70,000(5)	$860,300
President — Animal Nutrition	83,334	0	0	4.65	1/4/20
Division	125,000	0	0	7.07	12/1/20

Terry M. Olson President — Nutegrity	0	0	0	N/A	N/A	25,000(6)	$307,250

(1)	Based on $12.29, the closing price of the Company’s common stock on December 31, 2013.

(2)	These shares will vest as follows: 35,000 shares will vest on December 12, 2014, 25,000 shares will vest on January 1, 2015, and 50,000 shares will vest on December 4, 2015.

(3)	These shares will vest as follows: 15,698 shares will vest on July 18, 2014, 35,000 shares will vest on December 12, 2014 and 35,000 shares will vest on December 4, 2015.

(4)	These shares will vest as follows: 35,000 shares will vest on December 12, 2014, and 25,000 shares will vest on December 4, 2015.

(5)	These shares will vest as follows: 35,000 shares will vest on December 12, 2014, and 35,000 shares will vest on December 4, 2015.

(6)	These 25,000 shares will vest on February 27, 2016.

Option Exercises and Stock Vested

The following table shows the numbers and values of stock option exercises and vesting of stock awards during the year ended December 31, 2013 by each of the Named Executive Officers:

OPTION EXERCISES AND STOCK VESTED FOR

FISCAL YEAR ENDED DECEMBER 31, 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bret D. Scholtes	0	0	0	0
Andrew C. Johannesen	0	0	0	0
John D. Held	0	0	0	0
Dr. Mark E. Griffin	0	0	0	0
Terry M. Olson	0	0	0	0

Employment and Severance Agreements

The Company has entered into an employment agreement effective as of January 1, 2012 with Bret D. Scholtes, the Company’s President and Chief Executive Officer. The employment agreement has no term and may be terminated at any time by either the Company or Mr. Scholtes subject to the provisions of the agreements regarding notice and severance. Upon a termination by the Company for any reason other than for Due Cause (as defined in the employment agreement), death or Disability (as defined in the employment agreement) and provided that Mr. Scholtes delivers an effective release in favor of the Company, Mr. Scholtes is entitled to receive a lump sum payment equal to his annual base salary, payable within five days after the date that such release has become effective. Upon a termination by the Company for any reason other than Due Cause, death or Disability in either case within twelve months after a Change of Control (as defined in the employment agreement) and provided that Mr. Scholtes delivers an effective release in favor of the Company, Mr. Scholtes is entitled to receive a lump sum payment equal to two times his annual base salary, payable within five days after the date that such release has become effective.

Mr. Scholtes employment agreement contains restrictions on his use of the Company’s confidential information and also provides that Mr. Scholtes will assign to the Company all worldwide rights in any intellectual property that he develops which relates to the business, products or services of the Company. During the term of the agreement, and for the three years following the termination of the employment agreement, Mr. Scholtes may not engage, directly or indirectly, in any business or enterprise which is in competition with the Company anywhere in the world, induce any Company employee to leave his employment with the Company, or solicit any distributor or customer to amend its business relationship with the Company.

The Company has entered into an employment agreement effective as of January 1, 2012 with Andrew C. Johannesen, the Company’s Executive Vice President and Chief Financial Officer. The terms of this employment agreement are substantially identical to Mr. Scholtes’ employment agreement, except that upon a termination by the Company for any reason other than Due Cause, death or Disability in either case within twelve months after a Change of Control (as defined in the employment agreement) and provided that Mr. Johannesen delivers an effective release in favor of the Company, Mr. Johannesen is entitled to receive a lump sum payment equal to one-and-a-half times his annual base salary, payable within five days after the date that such release has become effective.

The Company has entered into an employment agreement effective as of January 1, 2012 with Dr. Mark E. Griffin, the Company’s President — Animal Nutrition Division. The terms of this employment agreement are substantially identical to Mr. Johannesen’s employment agreement.

John D. Held, our Executive Vice President, General Counsel and Secretary, has an employment agreement with the Company originally entered into in March 2000 that provides for a rolling three-year term, and provides that, in the event of termination of Mr. Held’s employment for death, disability or for Cause (as defined in the employment agreement), or if Mr. Held voluntarily terminates his employment other than for Good Reason (as defined in the employment agreement), the Company will pay Mr. Held’s base salary through the termination date. The agreement also provides that (i) in the event of a termination of employment by Mr. Held for Good Reason (as defined in the employment agreement) or by the Company without Cause, or (ii) in the event of a Change of Control of the Company (as defined in the agreement), the Company will pay Mr. Held a lump-sum severance payment equal to 2.99 times the executive’s “base amount” (as defined by Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)). If the total amount of the severance payment were to be found by the Internal Revenue Service to equal or exceed three times Mr. Held’s “base amount,” as defined by Section 280G of the Code, then Mr. Held could incur a parachute exercise tax equal to 20% of the aggregate severance amount. If any parachute exercise or similar tax is imposed on Mr. Held’s severance payment under the agreement, including pursuant to Section 280G or Section 409A of the Code, the agreement provides that the Company will reimburse Mr. Held for such imposition.

The agreement contains restrictions on Mr. Held’s use of any Company confidential information. The agreement also provides that Mr. Held will assign to the Company all worldwide rights in any intellectual property that he develops which relates to the business, products or services of the Company. During the term of his agreement, and for the three years following the termination of his agreement, Mr. Held may not engage, directly or indirectly, in any business or enterprise which is in competition with the Company anywhere in the world, induce any Company employee to leave his or her employment with the Company, or solicit any distributor or customer to amend its business relationship with the Company. The agreements also provide for the advancement and reimbursement of Mr. Held’s costs and expenses in conjunction with any disputes relating to the agreement.

Terry M. Olson, our President — Nutegrity, has an employment agreement with the Company’s subsidiary, Wisconsin Specialty Protein (“WSP”), entered into in February 2013 in which Mr. Olson is employed as President of that subsidiary. The employment agreement has no term and may be terminated at any time either by WSP or Mr. Olson, subject to the provisions in the employment agreement regarding notice and severance.

Upon a termination of Mr. Olson’s employment by WSP for any reason other than for Cause (as defined in the employment agreement), death or Disability (as defined in the employment agreement) and, provided that Mr. Olson delivers an effective release of claims in favor of WSP, Mr. Olson is entitled to receive a severance amount equal to his annual base salary for a twelve month period after termination of his employment with WSP.

The employment agreement also contains restrictions on Mr. Olson’s use of WSP confidential information. During the term of the employment agreement, and for a two year period thereafter, Mr. Olson may not engage, directly or indirectly, in any business or enterprise located in Wisonsin which is in competition with WSP. During the term of the employment agreement and for two years thereafter, Mr. Olson may not induce any WSP employee to leave his or her employment with WSP or solicit any distributor or customer to amend its business relationship with WSP.

Potential Payments Upon Termination or Change of Control

We have entered into employment or severance agreements that will require us to provide compensation to our Named Executive Officers in the event of a termination of employment or a change of control of the Company. The amount of compensation payable to each such Named Executive Officer in each situation is listed in the tables below. For a narrative description of the material terms of the Named Executive Officer’s employment agreements and any conditions to the payments upon termination or change of control, see the description under the heading “—Employment and Severance Agreements” above.

The following table describes the potential payments upon termination or a change of control of the Company for Bret Scholtes, our President and Chief Executive Officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination	Involuntary Not for Cause Termination(2)	For Cause Termination	Involuntary Termination (after a Change of Control)(3)	Death or Disability
Cash Severance Payment	$ 0	$ 550,000(4)	$ 0	$1,100,000(4)	$ 0
Health and Life Insurance	$ 0	$ 0	$ 0	$ 0	$ 0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)(5)	$ 0	$ 0	$ 0	$1,351,900	$ 0
Unvested Deferred Performance Units:	$ 0	$ 0	$ 0	$ 0	$ 0
Total:	$ 0	$ 550,000	$ 0	$2,451,900	$ 0

(1)	For purposes of this analysis, we assumed Mr. Scholtes’ current base salary was $550,000.

(2)	Assumes a termination of employment immediately after December 31, 2013. Mr. Scholtes’ severance for an involuntary not for cause termination is equal to one times his most recent annual base salary.

(3)

Assumes a termination of employment immediately after December 31, 2013. Mr. Scholtes’ severance benefit for an involuntary not for cause termination within 12 months after a Change of Control (as defined in Mr. Scholtes’ employment agreement) is equal to two times his most recent annual base salary.

(4)	Paid lump sum five days after the receipt of a duly executed release.

(5)

Under the 2006 Incentive Plan, time-based stock options vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown is equal to the in-the-money value for any unvested stock options and the value of any unvested restricted stock awards, assuming that the exercise of the stock options is at the December 31, 2013 closing market price of $12.29, and assuming the common stock per share value for unvested restricted stock is $12.29 per share.

The following table describes the potential payments upon termination or a change of control of the Company for Andrew Johannesen, our Executive Vice President and Chief Financial Officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination	Involuntary Not for Cause Termination(2)	For Cause Termination	Involuntary Termination (after a Change of Control)(3)	Death or Disability
Cash Severance Payment	$0	$325,000(4)	$0	$487,500(4)	$0
Health and Life Insurance	$0	$0	$0	$0	$0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)(5)	$0	$0	$0	$1,053,228	$0
Unvested Deferred Performance Units:	$0	$0	$0	$0	$0
Total:	$0	$325,000	$0	$1,540,728	$0

(1)	For purposes of this analysis, we assumed Mr. Johannesen’s current base salary was $325,000.

(2)

Assumes a termination of employment immediately after December 31, 2013. Mr. Johannesen’s severance for an involuntary not for cause termination is equal to one times his most recent annual base salary.

(3)

Assumes a termination of employment immediately after December 31, 2013. Mr. Johannesen’s severance benefit for an involuntary not for cause termination within 12 months after a Change of Control (as defined in Mr. Johannesen’s employment agreement) is equal to 1.5 times his most recent annual base salary.

(4)	Paid lump sum five days after the receipt of a duly executed release.

(5)

Under the 2006 Incentive Plan, time-based stock options vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown is equal to the in-the-money value for any unvested stock options and the value of any unvested restricted stock awards, assuming that the exercise of the stock options is at the December 31, 2013 closing market price of $12.29, and assuming the common stock per share value for unvested restricted stock is $12.29 per share.

The following table describes the potential payments upon a termination of employment or a change of control of the Company for John D. Held, our Executive Vice President, General Counsel and Secretary.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Not for Cause Termination(1)	For Cause Termination	Change of Control of the Company(1)	Death or Disability
Cash Severance Payment(2)	$0	$1,289,223	$0	$1,289,223(3)	$0
Health and Life Insurance	$0	$0	$0	$0	$0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)(4)	$0	$0	$0	$737,400	$0
Unvested Deferred Performance Units:	$0	$0	$0	$0	$0
Total(5):	$0	$1,289,223	$0	$2,026,623	$0

(1)

Assumes a termination of employment or a Change of Control (as defined in Mr. Held’s employment agreement) of the Company immediately after December 31, 2013. Mr. Held’s severance benefit under an involuntary not for cause or good reason termination or upon the occurrence of a Change of Control is equal to 2.99 times Mr. Held’s “base amount,” defined by Section 280G(b)(3) and 280G(d) of the Code as the average annual compensation payable to and includable in Mr. Held’s gross income for the most recent prior five taxable years (2009-2013).

(2)

For purposes of this analysis, we assumed Mr. Held’s relevant annual compensation is as follows for the five year period from 2009 to 2013: average base salary of $267,278, average cash bonus of $145,000, and average stock option exercise pre-tax profit amount of $18,900.

(3)	Paid by the Company in cash as a lump sum within three business days of date of termination or a Change of Control.

(4)

Under the 2006 Incentive Plan, time-based stock options vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown is equal to the in-the-money value for any unvested stock options and the value of any unvested restricted stock awards, assuming that the exercise of the stock options is at the December 31, 2013 closing market price of $12.29, and assuming the common stock per share value for unvested restricted stock is $12.29 per share.

The following table describes the potential payments upon termination or a change of control of the Company for Dr. Mark Griffin, our President — Animal Nutrition Division.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination	Involuntary Not for Cause Termination(2)	For Cause Termination	Involuntary Termination (after a Change of Control)(3)	Death or Disability
Cash Severance Payment	$0	$325,000(4)	$0	$487,500(4)	$0
Health and Life Insurance	$0	$0	$0	$0	$0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)(5)	$0	$0	$0	$860,300	$0
Unvested Deferred Performance Units:	$0	$0	$0	$0	$0
Total:	$0	$325,000	$0	$1,347,800	$0

(1)	For purposes of this analysis, we assumed Dr. Griffin’s current base salary was $325,000.

(2)	Assumes a termination of employment immediately after December 31, 2013. Dr. Griffin’s severance for an involuntary not for cause termination is equal to one times his most recent annual base salary.

(3)

Assumes a termination of employment immediately after December 31, 2013. Dr. Griffin’s severance benefit for an involuntary not for cause termination within 12 months after a Change of Control (as defined in Dr. Griffin’s employment agreement) is equal to 1.5 times his most recent annual base salary.

(4)	Paid lump sum five days after the receipt of a duly executed release.

(5)

Under the 2006 Incentive Plan, time-based stock options vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown is equal to the in-the-money value for any unvested stock options and the value of any unvested restricted stock awards, assuming that the exercise of the stock options is at the December 31, 2013 closing market price of $12.29, and assuming the common stock per share value for unvested restricted stock is $12.29 per share.

The following table describes the potential payments upon termination or a change of control of the Company for Terry M. Olson, our President — Nutegrity.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination	Involuntary Not for Cause Termination(2)	For Cause Termination	Involuntary Termination (after a Change of Control)	Death or Disability
Cash Severance Payment	$0	$290,000(3)	$0	$290,000	$0
Health and Life Insurance	$0	$0	$0	$0	$0
Unvested Stock Options and Restricted Stock Awards (Acceleration of Unvested Awards)(4)	$0	$0	$0	$307,250	$0
Unvested Deferred Performance Units:	$0	$0	$0	$0	$0
Total:	$0	$290,000	$0	$597,250	$0

(1)	For purposes of this analysis, we assumed Mr. Olson’s base salary was his current base salary of $290,000.

(2)

Assumes a termination of employment immediately after December 31, 2013. Mr. Olson’s severance for an involuntary not for cause termination is equal to 12 months of his current base salary, paid over 12 months after the receipt of an executed release of claims.

(3)	Paid over 12 months after the receipt of an executed release of claims.

(4)

Under the 2006 Incentive Plan, time-based stock options vest in full upon a Change of Control (as defined in the 2006 Incentive Plan). The value shown is equal to the in-the-money value for any unvested stock options and the value of any unvested restricted stock awards, assuming that the exercise of the stock options is at the December 31, 2013 closing market price of $12.29, and assuming the common stock per share value for unvested restricted stock is $12.29 per share.

Retirement Plans

The Company maintains a defined benefit plan for its employees (the “Pension Plan”). The table below shows the estimated annual benefits payable on retirement under the Pension Plan to persons in the specified compensation and years of service classifications. The retirement benefits shown are based on the following assumptions: retirement at age 65, payments of a single-life annuity to the employee (although a participant can select other methods of calculating benefits) to be received under the Pension Plan using current average Social Security wage base amounts, and not subject to any deduction for Social Security or other offset amounts. The retirement benefits listed include both salary and bonus as set forth in the Summary Compensation Table above.

The Pension Plan provides that a participant may elect to take early retirement at age 55, provided that the participant has at least ten years of eligible vesting service under the Pension Plan and that he or she is no longer employed by the Company. The benefit formula for early retirement is 50% of the normal retirement benefits at age 65. No Named Executive Officer is eligible for early retirement under the Pension Plan if his employment with the Company is terminated.

A participant’s benefit is based on the average monthly earnings for the consecutive five-year period during which the participant had his or her highest level of earnings. With certain exceptions, the Code restricts the annual pension that may be paid by an employer from a plan which is qualified under the Code to an aggregate amount of $160,000 (subject to cost of living adjustments). The Code also limits the covered compensation that may be used to determine benefits to $200,000 (subject to cost of living adjustments).

Pension Plan Table

	Years of Service
Covered Compensation(1)	15	20	25	30	35
$120,000	$16,730	$22,307	$27,883	$33,460	$39,037
$130,000	$18,380	$24,507	$30,333	$36,760	$42,887
$140,000	$20,030	$26,707	$33,383	$40,060	$46,737
$150,000	$21,680	$28,907	$36,133	$43,360	$50,587
$160,000	$23,330	$31,107	$38,883	$46,660	$54,437
$170,000 and higher	$24,980	$33,307	$41,633	$49,960	$58,287

(1)	Represents the highest average annual earnings during five consecutive calendar years of service.

The Pension Plan has been frozen since 2002 so that all employees on the date of the freeze, including the Named Executive Officers, no longer accrue years of service and new employees after the date of the freeze are not eligible to participate in the Pension Plan. The Company has no policies regarding granting of extra years of service under the Pension Plan because none are expected to be granted due to the Pension Plan having been frozen.

The following table shows additional information for the Named Executive Officers in connection with the Pension Plan:

PENSION PLAN BENEFITS FOR FISCAL YEAR ENDED DECEMBER 31, 2013

Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit as of December 31, 2013 ($)(2)	Estimated Early Retirement Annual Benefit as of December 31, 2013 ($)	Payments During Last Fiscal Year ($)
Bret D. Scholtes	N/A	0	N/A	0
Andrew C. Johannesen	N/A	0	N/A	0
John D. Held	2.38	$19,204	N/A	0
Dr. Mark E. Griffin	N/A	0	N/A	0
Terry M. Olson	N/A	0	N/A	0

(1)

The number of years of credited service is less than each Named Executive Officer’s actual years of service because the Pension Plan was frozen in 2002 and no further years of service were accrued after that date.

(2)

The present values were calculated using the same interest rate and mortality assumptions as are used for valuations under FASB Accounting Standards Certification Topic 715-30-20 financial reporting purposes. The present values as of December 31, 2013 were determined using: (i) a 4.36% discount rate, and (ii) the plan’s normal retirement age of 65. The present values reflect postretirement mortality rates based on the RP2000 Mortality Table with Blue Collar Adjustment Projected with Scale AA to 2014. No decrements were included for preretirement termination, mortality or disability.

Other Items

The Company does not provide any of its officers or directors with any reimbursements for country club memberships, private aircraft use, personal financial or tax advice or security expenses.

COMPENSATION OF DIRECTORS

Directors who are determined to be independent by the Board of Directors are paid fees for services rendered as members of the Board of Directors and its committees. See “Election of Directors — Independent Directors” for the definition of director independence and how this definition is applied. Effective as of July 1, 2013, the Board changed the fees paid to the Board and its committees as of that date. The description below presents those Board and committees fees in two periods: January 1, 2013 to June 30, 2013 (the “2013 First Half Period”) and July 1, 2013 to December 31, 2013 (the “2013 Second Half Period”).

2013 First Half Period Fees

In the 2013 First Half Period, each independent director received an annual retainer fee of $25,000, payable pro rata during the 2013 First Half Period. In the 2013 First Half Period, the Presiding Director for the Board’s executive sessions (a position that the Board consolidated with the position of Chairman of the Board in April 2013) received an additional annual retainer of $10,000, payable pro rata during the position’s existence in the 2013 First Half Period. In the 2013 First Half Period, each independent director also received a fee of $2,000 for each Board meeting attended, either in person or telephonically, and a fee of $1,000 for each Audit Committee, Compensation Committee, Scientific Committee or Corporate Governance and Nominating Committee meeting attended, either in person or telephonically.

In the 2013 First Half Period, each independent director of the Audit Committee, Compensation Committee or Corporate Governance and Nominating Committee (other than the Committee Chairman who received the remuneration described below) received an annual Committee retainer of $2,500, payable pro rata during the 2013 First Half Period, for each committee on which he serves. In the 2013 First Half Period, each independent director of the Scientific Committee (other than the Scientific Committee Chairman who received the remuneration described below) received an annual Committee retainer of $1,000, payable pro rata during the 2013 First Half Period. In the 2013 First Half Period, each Chairman of the Compensation Committee and the Corporate Governance and Nominating Committee received, in lieu of the above annual retainers, an annual Committee Chair retainer fee of $10,000, payable pro rata during the 2013 First Half Period. In the 2013 First Half Period, the Chairman of the Audit Committee received, in lieu of the above annual retainer, an annual Committee Chair retainer fee of $20,000, payable pro rata during the 2013 First Half Period. In the 2013 First Half Period, the Chairman of the Scientific Committee (a committee abolished by the Board in June 2013) received, in lieu of the above retainer, an annual Committee Chair retainer fee of $15,000, payable pro rata during the existence of that committee in 2013 First Half Period.

During the 2013 First Half Period, under the Company’s 2006 Incentive Plan (the “Plan”), upon joining the Board, each independent director would be granted options to purchase 14,200 shares of Common Stock at fair market value (defined in the Plan as the average of the high and low of the Common Stock’s trading price on that day) on the date of grant. In addition, on each date of the regular Annual Meeting of Stockholders of the Company, each independent director would receive stock options under the Plan to purchase 10,000 shares of Common Stock at fair market value on the date of grant. (This stock option grant was not made at the 2013 Annual Meeting of Stockholders and was instead replaced with the restricted stock award described under “2013 Second Half Period Fees.”)

2013 Second Half Period Fees

Effective as of July 1, 2013 (unless otherwise noted), the Board of Directors and the Compensation Committee of the Board modified the compensation of the Board and Board committees as follows:

1.	The annual Board retainer was increased from $25,000 to $45,000.

2.

The annual retainer for service as the Chairman of the Board was set at $65,000 (effective as of March 1, 2013), the date that Gary Goodwin was elected as Chairman of the Board. This retainer for the Chairman of the Board is in addition to the annual Board retainer.

3.	The annual retainer for service as Chairman of the (i) Compensation Committee and (ii) Corporate Governance and Nominating Committee was increased from $10,000 to $15,000.

4.	The annual retainer for service on the (i) Audit Committee, (ii) Compensation Committee and (iii) Corporate Governance and Nominating Committee was increased from $2,500 to $7,500.

5.	Board committee attendance fees are no longer paid.

Under the Plan, on each date of the Company’s Annual Meeting of Stockholders, as well as on the date of initial service as a Board member, each independent director is eligible to receive a stock option grant under the Plan to purchase a number of shares of Common Stock as determined by the Compensation Committee. In June 2013, the Compensation Committee set the number of shares for both of these stock option grants at zero.

In lieu of the above stock option grants, in June 2013, the Compensation Committee approved an annual grant under the Plan made to each independent director of an award of Common Stock to be valued at $50,000. The number of shares to be granted to each independent director is to be determined by dividing $50,000 by the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant. Under the Plan, Fair Market Value is defined as the average of the highest and lowest sales price of a share of Common Stock as reported on the NYSE on the date of grant.

The initial date of grant for these shares of Common Stock to the independent directors was July 1, 2013 and the annual dates of grant thereafter will be the dates of the Company’s Annual Meetings of Stockholders. The shares of Common Stock to be granted to the independent directors will vest six months and one day after the date of grant.

Other Cash Fees

The Plan also allows independent directors to elect to take all or a portion of their annual retainer fees and meeting and per diem fees in Common Stock in lieu of cash. On or before the last day of each calendar quarter, an independent director may elect to receive a percentage of such fees during the quarterly period immediately following his election date in shares of Common Stock. The number of shares to be received will be determined on the first business day of the month immediately following the completion of such quarterly period by multiplying the amount of the director’s fees for such quarterly period by his elected percentage and dividing that result by the fair market value per share on such date.

The following table shows amounts earned by the Company’s independent directors serving in 2013 in connection with their Board or Committee memberships with the Company.

DIRECTOR COMPENSATION

FOR FISCAL YEAR ENDED DECEMBER 31, 2013

Name	Fees paid in cash ($)	Fees paid in stock (1)	Stock Awards (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Dr. Gary L. Allee(4)	$76,457	0	$50,000	0	0	0	$1,243	$127,700
David W. Wehlmann(5)	$83,000	0	$50,000	0	0	0	0	$133,000
Gary R. Goodwin(6)	$94,076	0	$50,000	0	0	0	$2,291	$146,367
Paul M. Kearns(7)	$72,500	0	$50,000	0	0	0	0	$122,500
Dr. William E. M. Lands(8)	$60,479	0	$50,000	0	0	0	$456	$110,935
David A. Owen(9)	$52,750	$13,750	$50,000	0	0	0	$1,596	$118,096

(1)	These values are based on the Fair Market Value (defined in the Company’s 2006 Incentive Plan as the average of the high and the low trading prices of the Common Stock reported on the NYSE on the date of grant) of the Common Stock in lieu of cash Board fees.

(2)	These values are based on the Fair Market Value (defined in the Company’s 2006 Incentive Plan as the average of the high and the low trading prices of the Common Stock reported on the NYSE on the date of grant) of the Common Stock on the date of grant.

(3)	Consists of Company reimbursed travel expenses, including reimbursement for federal income taxes attributable to such reimbursements, for that director’s spouse accompanying him on Company business trips.

(4)	As of December 31, 2013, Dr. Allee owned 40,000 Company stock options and 25,737 shares of Common Stock.

(5)	As of December 31, 2013, Mr. Wehlmann owned 24,200 Company stock options and 7,606 shares of Common Stock.

(6)	As of December 31, 2013, Mr. Goodwin owned 20,000 Company stock options and 5,506 shares of Common Stock.

(7)	As of December 31, 2013, Mr. Kearns owned 40,000 Company stock options and 5,506 shares of Common Stock.

(8)	As of December 31, 2013, Dr. Lands owned 90,000 Company stock options and 31,402 shares of Common Stock.

(9)	As of December 31, 2013, Mr. Owen owned 28,929 Company stock options and 12,793 shares of Common Stock.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans as of December 31, 2013:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,785,799	$6.89	1,516,794
Equity compensation plans not approved by security holders	0	$0	0
Total	1,785,799	$6.89	1,516,794

(1)

Includes options outstanding under the Company’s 2006 Incentive Plan and 2000 Long-Term Incentive Plan. The Company no longer utilizes the 2000 Long-Term Incentive Plan although any unexercised and outstanding stock options issued under that plan remain outstanding. The total number of shares of Common Stock available for issuance under the Company’s 2006 Incentive Plan is equal to the lesser of (i) 25% of the shares of Common Stock that are outstanding on the last day of each calendar quarter (approximately 20.8 million shares as of December 31, 2013), or (ii) 15 million shares.

BOARD REVIEW, APPROVAL OR RATIFICATION OF RELATED PARTY TRANSACTIONS

The Company’s Corporate Governance Guidelines (available on the Company’s website at www.omegaprotein.com) provide that prior to any transaction or series of similar transactions, including any indebtedness or guarantee of indebtedness, with a Related Party (defined below) in which the aggregate amount involved is expected to exceed $120,000 in any calendar year (a “Related Party Transaction”) the Board of Directors must review the material facts and approve such transaction. If advance approval is not feasible, then the Board must ratify the Related Party Transaction at its next regularly scheduled meeting or the transaction must be rescinded. In making its determination to approve or ratify a Related Party Transaction, the Board should consider such factors as (i) the extent of the Related Party’s interest in the Related Party Transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the Related Party Transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (iv) the benefit of the Related Party Transaction to the Company, and (v) the aggregate value of the Related Party Transaction.

For purposes of this determination, “Related Party” means:

(a)	Any person who is or was an executive officer, director or nominee for election as a director (since the beginning of the last fiscal year); or

(b)	Any person or group who is a greater than 5% beneficial owner of the Company’s then outstanding voting securities; or

(c)

Any immediate family member of any of the foregoing, which means any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and anyone residing in such person’s home (other than a tenant or employee); or

(d)	Any firm, corporation or other entity in which any of the foregoing persons has a 10% or greater beneficial ownership interest.

The Board did not approve any Related Party Transactions in 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file reports of their beneficial ownership (Forms 3, 4, and 5, and any amendment thereto) with the SEC and the NYSE. Executive officers, directors, and greater-than-ten percent holders are required to furnish the Company with copies of the forms that they file.

To the Company’s knowledge, all Section 16(a) reports required to be filed by its executive officers, directors, greater-than-ten percent beneficial owners and other persons subject to Section 16 of the Exchange Act were timely filed in 2013.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, which has served as the Company’s independent registered public accounting firm for the past five fiscal years, to conduct an audit, in accordance with generally accepted auditing standards, of the Company’s financial statements for the fiscal year ending December 31, 2014. The Company expects representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting to respond to appropriate questions and to make a statement, if they so desire. This selection is being submitted for ratification at the Annual Meeting.

The submission of this matter for ratification by stockholders is not legally required; however, the Board and the Audit Committee believe that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board and the Audit Committee on an important issue of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of such firm as independent auditors, although the results of the vote are not binding on the Audit Committee.

Audit Fees

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2013 and 2012 are set forth below.

	2013	2012
Audit Fees(1)	$670,800	$715,000
Audit-Related Fees(2)	$4,400	$6,600
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$675,200	$721,600

(1)

Audit fees are fees paid to PricewaterhouseCoopers LLP for professional services related to the audit and quarterly reviews of the Company’s financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)

Audit related fees are fees paid to PricewaterhouseCoopers LLP for services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported above under “Audit Fees”.

None of the fees paid to the independent auditors under the categories Audit-Related, Tax and All Other Fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the Sarbanes-Oxley Act.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

In connection with the December 31, 2013 audited financial statements of the Company, the Audit Committee: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received the written disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the December 31, 2013 audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed with the SEC.

By the Audit Committee of the Board of Directors, David W. Wehlmann (Chairman) Gary R. Goodwin Dr. Gary L. Allee

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S AUDITOR FOR 2014.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs for our Named Executive Officers (sometimes referred to as “say on pay”). Accordingly, you may vote on the following resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company’s Proxy Statement for its 2013 Annual Meeting of Stockholders.”

This vote is non-binding. The Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under “Compensation Discussion and Analysis for the Year Ended December 31, 2013” our compensation programs are designed to support the successful recruitment, development and retention of key employees in order to achieve our corporate goals, align management’s interests with those of Company stockholders, and optimize long-term financial returns. Because we believe that employee continuity and retention of institutional knowledge are important corporate goals, we believe that our compensation programs must support the retention of our key employees. Stockholders are encouraged to read the section of this Proxy Statement titled “Compensation Discussion and Analysis for the Year Ended December 31, 2013,” the accompanying compensation tables, and the related narrative disclosure.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES AND THE RELATED NARRATIVE DISCLOSURE CONTAINED IN THIS PROXY STATEMENT.

OTHER MATTERS

The Board of Directors is not presently aware of any matters to be presented at the Annual Meeting other than matters set forth herein. If, however, other matters are properly brought before the Annual Meeting, the enclosed Proxy Card gives discretionary authority to the persons named therein to act in accordance with instructions by the Board of Directors, or in the absence of express instructions from the Board of Directors, in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Pursuant to the Company’s Bylaws, stockholder proposals to be presented at the fiscal year 2015 Annual Meeting of Stockholders of the Company must be received by the Company by no later than 90 days before the date of the 2015 Annual Meeting of Stockholders. In addition to any requirements under the federal securities laws, the Company’s Bylaws require that a stockholder proposal notice must contain the following information: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the books of the Company, of the stockholder proposing such business, (iii) the class and number of shares of the stock of the Company that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. If timely notice of a stockholder proposal is not given, then the proposal may not be brought at the 2015 Annual Meeting of Stockholders.

Under applicable securities laws, stockholder proposals must be received by the Company no later than 120 days prior to April 30, 2015 to be considered for inclusion in the Company’s proxy statement relating to the 2015 Annual Meeting of Stockholders or, if the Company changes the date of the 2015 Annual Meeting by more than 30 days from the date of the 2015 Annual Meeting, then stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials for the 2015 Annual Meeting of Stockholders.

Stockholder proposals must be mailed to Omega Protein Corporation, to the attention of the Corporate Secretary, 2105 City West Boulevard, Suite 500, Houston, Texas 77042.

ANNUAL REPORT

The Company’s Annual Report to Stockholders containing audited financial statements for 2013 is being mailed with this Proxy Statement to all stockholders of record.

THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, TO INTERESTED STOCKHOLDERS ON REQUEST. THE COMPANY WILL ALSO FURNISH TO ANY SUCH PERSON ON REQUEST ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT. REQUESTS FOR COPIES SHOULD BE DIRECTED TO JOHN D. HELD, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, OMEGA PROTEIN CORPORATION, 2105 CITY WEST BOULEVARD, SUITE 500, HOUSTON, TEXAS 77042.

By Order of the Board of Directors, JOHN D. HELD Executive Vice President, General Counsel and Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

OMEGA PROTEIN CORPORATION

June 19, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230300000000001000 3 061914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS to hold office until the 2017 Annual Meeting and until his successor is elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Dr. Gary L. Allee
- ○ David A. Owen

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here ●

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 31, 2014	☐	☐	☐
3. ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION	☐	☐	☐

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please complete, sign and promptly mail this proxy in the enclosed envelope.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

OMEGA PROTEIN CORPORATION

June 19, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20230300000000001000 3 061914

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS to hold office until the 2017 Annual Meeting and until his successor is elected and qualified.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Dr. Gary L. Allee
○ David A. Owen

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY'S FISCAL YEAR ENDING DECEMBER 31, 2014	☐	☐	☐
3. ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION	☐	☐	☐

ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

Please complete, sign and promptly mail this proxy in the enclosed envelope.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

OMEGA PROTEIN CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Andrew C. Johannesen, Bret D. Scholtes and John D. Held and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Omega Protein Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on June 19, 2014 or at any adjournment or postponement thereof, as follows:

Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

(Continued and to be signed on the reverse side)

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